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                                                                       EXHIBIT D

J.P. MORGAN ACCOUNTS
GENERAL TERMS FOR ACCOUNTS AND SERVICES
ACCOUNT AGREEMENTS











                                                                        JPMORGAN
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J.P. MORGAN RISK DISCLOSURES

THIS RISK DISCLOSURE DOES NOT PURPORT TO DISCLOSE OR DISCUSS ALL OF THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE TRANSACTIONS DISCUSSED IN MORE DETAIL BELOW. YOU HAVE ADVISED ME TO CONSULT, AND I HAVE CONSULTED WITH, MY OWN LEGAL, TAX, FINANCIAL AND ACCOUNTING ADVISORS TO THE EXTENT I HAVE DEEMED NECESSARY. IN MAKING INVESTMENTS IN ANY OF THE TRANSACTIONS DESCRIBED BELOW, I HAVE RELIED ON MY OWN EVALUATION OF INFORMATION THAT I HAVE RECEIVED.

OTC DERIVATIVES

Most OTC Derivatives take one of four basic forms, although the forms can be overlapping and one transaction can involve elements of all four forms. These basic forms are 1) swaps, 2) options, 3) forwards and 4) hybrid instruments (which are debt obligations with an embedded swap, option or forward). OTC Derivatives can be settled in cash or settled by physical delivery of property against cash. No matter what form is involved, a common feature of all OTC Derivatives is that the obligations of one or both of the parties are based on price movements in an underlying financial or commodity market from which the transaction is derived.

I acknowledge that I should not enter into an OTC Derivative unless I understand:

 . the fundamentals of the market underlying such OTC Derivative;

 . the legal terms and conditions of the documentation for such OTC derivative;

 . the extent of the economic risk to which I am exposed as a result of such OTC
   Derivative (and determine that such risk is suitable for me in light of my financial circumstances and objectives);

 . the income tax treatment of such OTC Derivative, which can be complex; and

 . the regulatory treatment of such OTC Derivative.

The following specific points should be considered in deciding whether to enter into a particular OTC Derivative:

 . Market risk. To the extent my payments or receipts in an OTC Derivative are linked to prices in a particular market, I will be exposed to price volatility in that market.

 . Credit Risk. Morgan Guaranty Trust Company of New York ("MGT") will generally be my counterparty in an OTC Derivative arranged by any Morgan Affiliate, including J.P. Morgan Securities, Inc. I will therefore be dependent upon the financial capacity of my counterparty, MGT, to meet its obligations to me under each option contract prior to the expiration date, and will be an unsecured creditor of MGT (as opposed to being a creditor of a central clearing corporation as would be the case with exchange traded futures and options). An OTC Derivative with MGT as my counterparty will not represent a deposit or savings account and my claim against MGT will not be insured by the FDIC or any other government entity.

 . Non-Transferability and Non-Marketability. OTC Derivatives will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state unless otherwise specified in writing. OTC Derivatives will ordinarily be sold and offered exempt from registration under the Securities Act by virtue of Section 4(2) of the Act and/or Regulation D thereunder. There will be no public market for OTC Derivatives. I will be required to represent that I am acquiring OTC Derivatives for investment purposes only and not with a view to resale or distribution. OTC Derivatives purchased from you or the Morgan Affiliate cannot be assigned or transferred without your prior written consent or that of the Morgan Affiliate. Further, I must bear the economic risk of my investment. An OTC Derivative generally cannot be assigned or transferred

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   without the consent of the other party. If the OTC Option is an American
   Option, I may exercise it according to its terms and realize any intrinsic value it may have at any time. If it is a European Option, it may only be exercised at its expiration unless you agree to early termination. You may, but are not obligated to, consent to the early termination of any OTC Derivative prior to its scheduled maturity. It therefore may be impossible for me to liquidate any OTC Derivatives prior to maturity. Because OTC Derivatives are not standardized, engaging in an OTC Derivative transaction with another dealer to offset an OTC Derivative I have entered into with you will not automatically close out those positions (as would be true in the case of equivalent exchange-traded futures and options) and will not necessarily function as a perfect hedge. I will continue to be obligated as the seller of an OTC Option unless it is exercised or sold back to you.

 . Price Transparency. Because the prices and characteristics of OTC Derivatives are individually negotiated and there is no central source for obtaining prices, dealers in OTC Derivatives may quote different prices for similar transactions. You do not warrant that your prices will always be the best prices available to me.

 . Option risk. Option transactions can be very risky. The risk of selling
   (writing) options is considerably greater than the risk involved in buying options. If I buy an option, I cannot lose more than my premium. If I sell (write) an option, the risk can be unlimited. For example, if I sell a call to you, I will give up the rights to any appreciation of the call above the strike price. The risk can be reduced if I own a position in the asset underlying the option. I am aware that fluctuations in currency exchange rates may affect the value of any OTC Option on securities trading in or denominated in a foreign currency, as well as the value of any payment or delivery of securities in connection with such OTC Option. I also understand that fluctuations in currency exchange rates may affect the value of any payment or delivery of securities in connection with such OTC Option.

 . Documentation. To ensure that I clearly understand the terms and conditions of OTC Derivatives entered into by me, my counsel and I should review carefully the documentation for any OTC Derivative.

 . Collateral. You may require that I provide collateral at special levels to support my obligations under OTC Derivatives with you. I may be required to deliver additional collateral to meet collateral requirements. You will not provide collateral to me.

YOU STRONGLY SUGGEST THAT I REVIEW ALL MATERIALS PERTAINING TO THE RISKS ASSOCIATED WITH OTC DERIVATIVES. ACCORDINGLY, WHEN I ENTER INTO OTC DERIVATIVES WITH YOU, YOU ASSUME THAT I UNDERSTAND THE CHARACTERISTICS AND RISK ASSOCIATED WITH SUCH TRANSACTIONS.

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EMERGING MARKETS

I understand that emerging markets securities and other transactions involving emerging markets securities are subject to substantial risk relating to a number of factors including, but not limited to: (1) economic and political instability in the region(s) where issuers of emerging markets securities conduct business,
(2) significant volatility in the markets for emerging markets securities and the currencies in which they may be denominated and (3) the potential for loss of my entire investment as a result of insolvency, market or government action, or other similar factors which could render the securities valueless.

I am also aware that generally less information is publicly available with respect to emerging markets issuers and obligors than is available with respect to United States companies and that many emerging markets companies are not subject to the uniform accounting and financial reporting requirements applicable to issuers and obligors in the United States; additionally, accounting, auditing, financial and other reporting standards in emerging markets jurisdictions are often not equivalent to the standards established in the United States and therefore disclosure of certain material information may not be made.

There may exist only small markets for certain emerging markets securities, resulting in low or nonexistent volumes of trading in such assets, and therefore a lack of liquidity and price volatility of such assets. Settlement periods for transactions of emerging markets securities may also be longer than settlement times for assets of United States issuers, and settlement systems may be unreliable. This may also affect the liquidity and price volatility of emerging markets securities.

I understand the risks are significantly more pronounced in derivative instruments (options, swaps, futures, etc.) on emerging markets securities. I assume responsibility for the risks as they relate to my investment decisions in derivative instruments on emerging markets securities.

I understand that you are acting solely upon my instructions and I acknowledge that neither you nor any Morgan Affiliate has made any representation or warranty, expressly or implied, as to the purchase or sale of emerging markets securities or any information relating thereto and I assume responsibility for all risks relating to my investments in emerging markets transactions.

UNCOVERED OPTIONS

There are special risks associated with uncovered option writing which expose the investor to potentially significant loss. Therefore, this type of strategy may not be suitable for all clients approved for options transactions.

The potential loss of uncovered call writing is unlimited. The writer of an uncovered call is in an extremely risky position and may incur large losses if the value of the underlying instrument increases above the exercise price.

As with writing uncovered calls, the risk of writing uncovered put options is substantial. The writer of an uncovered put option bears a risk of loss if the value of the underlying instrument declines below the exercise price. Such loss could be substantial if there is a significant decline in the value of the underlying instrument.

Uncovered option writing is thus suitable only for the knowledgeable investor who understands the risks, has the financial capacity and willingness to incur potentially SUBSTANTIAL losses, and has sufficient liquid assets to meet applicable margin requirements. In this regard, if the value of the underlying instrument moves against an uncovered writer's options position, you may liquidate stock or options positions in the investor's account, with little or no prior notice in accordance with the investor's margin agreement.

For combination writing, where the investor writes both a put and a call on the same underlying instrument, the potential risk is unlimited.

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If a secondary market in options were to become unavailable, investors could not engage in closing transactions, and an option writer would remain obligated until expiration or assignment.

The writer of an American-style option is subject to being assigned an exercise at any time after he has written the option until the option expires. By contrast, the writer of a European-style option is subject to exercise assignment only during the exercise period.

I confirm that I have received and read the booklet entitled CHARACTERISTICS AND RISKS OF STANDARDIZED OPTIONS.

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INTRODUCTION

GENERAL TERMS FOR ACCOUNTS AND SERVICES
Important Disclosures

 1.  Types of Accounts
        Individual Accounts
        Accounts for Minors
        Joint Accounts with Right of Survivorship
        Community Property Accounts
        Tenants in Common Accounts
        Tenants by the Entirety Accounts
        Fiduciary Accounts
        Accounts "In Trust For"
        Sole Proprietorship Accounts
        Entity Accounts
 2.  Authorized Instructions
 3.  Telephone Recording and Monitoring
 4.  Notices
 5.  Periodic Reports; Special Mailing Instructions; Check Truncation
 6.  Security Interest
 7.  Right to Debit and Set-off
 8.  Fees
 9.  Foreign Currency Risks
10.  Consumer Credit Reports
11.  Funds Availability Policy Statement
12.  Confidentiality
13.  Limitations on Responsibilities and Liabilities
14.  Force Majeure
15.  Indemnification
16.  Inactive Accounts
17.  Compliance with Laws
18.  Rules of Exchanges and Clearinghouses
19.  Successors and Assigns; Subcontracting
20.  Termination
21.  Amendments and Waivers; Severability
22.  Counterparts; Headings; Integration
23.  Evidence
24.  Governing Law; Jurisdiction
25.  Waiver of Jury Trial
26.  Definitions

APPENDIX:  IMPORTANT TAX INFORMATION

AGREEMENTS FOR ACCOUNTS AND SERVICES

Asset Account Agreement
Brokerage Agreement
Margin Agreement
Investment Management Account Agreement
Money Market Investment Account Agreement
Checking Account Agreement

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VISA(R) Gold Check Card Agreement and Electronic Services
IRA Agreements

RISK DISCLOSURES

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INTRODUCTION

These General Terms for Accounts and Services (the "General Terms") along with the Application and any additional Account Agreements including but not limited to the Asset, Brokerage, Margin, Investment Management, Money Market Investment Account and Checking Account Agreements, Fee Schedules, Risk Disclosures and Supplemental Forms comprise the Agreement between you and me.

By signing the Application, I acknowledge that I have read and agreed to the Agreement and that the Agreement is binding on me, my heirs, executors, legal representatives, successors and assigns.

Certain information about the Accounts and Services is also contained in the applicable Fee Schedules while additional information is found in the accompanying Risk Disclosure.

Definitions of capitalized terms used in these General Terms are found at the end of these General Terms.

GENERAL TERMS FOR ACCOUNTS AND SERVICES

PLEASE NOTE THE FOLLOWING IMPORTANT DISCLOSURES:

I AGREE THAT, EXCEPT AS OTHERWISE PROVIDED BY LAW, MORGAN AFFILIATES (INCLUDING JPMSI) MAY SHARE WITH EACH OTHER INFORMATION ARISING FROM BUSINESS WITH ME.
THIS INCLUDES INFORMATION THAT I PROVIDE IN CONNECTION WITH ANY ACCOUNT OR THAT IS OBTAINED AS A RESULT OF TRANSACTIONS OR OTHER ACTIVITY, INCLUDING DOCUMENTATION SUCH AS RELATED TRUST AGREEMENTS, TAX FORMS, PARTNERSHIP AND CORPORATION DOCUMENTS AND AUTHORIZATIONS. IT ALSO INCLUDES INFORMATION ABOUT MY ACCOUNTS AND ANY EVALUATION OF MY CREDITWORTHINESS. I UNDERSTAND THAT ONE PURPOSE FOR SHARING SUCH INFORMATION, AMONG OTHERS, COULD BE TO OFFER ME PRODUCTS OR SERVICES THAT MORGAN AFFILIATES BELIEVE MAY BE OF INTEREST TO ME.

YOU MAY BE THE INVESTMENT ADVISOR AND/OR PROVIDE OTHER SERVICES TO J.P. MORGAN AND AMERICAN CENTURY FUNDS WHICH I MAY PURCHASE FOR WHICH YOU ARE SEPARATELY COMPENSATED. YOU MAKE SUCH FUNDS AVAILABLE SOLELY IN YOUR CAPACITY AS SHAREHOLDER SERVICING AGENT FOR CLIENTS.

INVESTMENTS IN SECURITIES AND MUTUAL FUNDS, INCLUDING J.P. MORGAN AND AMERICAN CENTURY FUNDS, ARE NOT DEPOSITS OR OBLIGATIONS OF, AND ARE NOT INSURED, GUARANTEED, OR ENDORSED BY MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MGT") OR ANY OTHER MORGAN AFFILIATE OR BANK. SECURITIES AND SHARES OF THE J.P. MORGAN AND AMERICAN CENTURY FUNDS ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY.

ALTHOUGH THE J.P. MORGAN AND AMERICAN CENTURY MONEY MARKET FUNDS SEEK TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE, THERE CAN BE NO ASSURANCE THAT THEY WILL CONTINUE TO DO SO.

AN INVESTMENT IN ANY OF THE J.P. MORGAN AND AMERICAN CENTURY FUNDS IS SUBJECT TO RISK THAT MAY CAUSE THE VALUE OF THE INVESTMENT TO FLUCTUATE, AND WHEN THE INVESTMENT IS REDEEMED, THE VALUE MAY BE HIGHER OR LOWER THAN THE AMOUNT ORIGINALLY INVESTED BY THE INVESTOR. I WILL REFER TO THE PROSPECTUS FOR EACH J.P. MORGAN AND AMERICAN CENTURY FUND FOR DETAILED INFORMATION BEFORE I DECIDE TO INVEST.

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JPMSI OBLIGATIONS AND SECURITIES SOLD, OFFERED, OR RECOMMENDED BY JPMSI ARE NOT
DEPOSITS AND ARE NOT INSURED BY THE FDIC. JPMSI IS NOT A BANK AND IS A SEPARATE LEGAL ENTITY FROM MGT AND ANY OTHER MORGAN AFFILIATE. THE OBLIGATIONS OF JPMSI ARE NOT OBLIGATIONS OF MGT OR ANY OTHER MORGAN AFFILIATE (UNLESS EXPLICITLY STATED OTHERWISE), AND NEITHER MGT NOR ANY OTHER MORGAN AFFILIATE IS RESPONSIBLE FOR SECURITIES SOLD, OFFERED, OR RECOMMENDED BY JPMSI. MGT AND ANY OTHER MORGAN AFFILIATE MAY BE LENDERS TO ISSUERS OF SECURITIES THAT JPMSI UNDERWRITES, IN WHICH CASE PROCEEDS OF OFFERINGS UNDERWRITTEN BY JPMSI MAY BE USED FOR THE REPAYMENT OF SUCH LOANS. I AGREE TO REFER TO THE DISCLOSURE DOCUMENTS RELATING TO PARTICULAR SECURITIES FOR DISCUSSION OF ANY SUCH LENDING RELATIONSHIPS.

1.  TYPES OF ACCOUNTS

NOTE: Certain forms of ownership of accounts may not be available in all states.

Structuring financial accounts to suit the needs of individual and family circumstances often raises legal and tax issues. For example, the title under which accounts are opened, the selection of the type of account, or opening an account for a minor under various states' Uniform Transfers or Gifts to Minors Act (UTMA/UGMA) may often have important consequences for taxes, control of assets, and wealth and estate planning. It is always wise to discuss such issues with a legal or tax advisor. Material provided by J.P. Morgan is not intended to provide, and should not be relied on for, accounting, legal, estate planning or tax advice.

INDIVIDUAL ACCOUNTS. Accounts established in a natural person's name are individual accounts. For those accounts,, I represent that:

   . I am of the age of majority according to the laws of my place of residence;

   . All information given to you and provided on the Application is accurate and true. You will be notified if any information has changed, or must be updated or revised.

ACCOUNTS FOR MINORS. If I select to open an account for a minor under the applicable state's Uniform Transfers or Gifts to Minors Act, I will furnish you with the minor's Social Security number. My gift to the minor is irrevocable, but I may revocably name myself or someone else as custodian to control the account for the use and benefit of the minor. When the minor reaches age 21 (or 18 if allowed by law if so specified when I open the account), full control of the account must be turned over to the minor by the custodian.

A custodial account may not be in the name of more than one minor, and only one person may be named to act as custodian at one time. I may, however, name a successor custodian to perform the custodian's duties if the original custodian resigns or is unable to act.

JOINT ACCOUNTS WITH RIGHT OF SURVIVORSHIP ("JTWROS"). If the joint account with right of survivorship alternative is selected on the Application, then the Property in the Account is the Property of each Accountholder and you may release any or all of the Property in the Account to any Accountholder during the lifetime of all the Accountholders. On the death of one party to a joint account, all sums in the Account on the date of death vest in and belong to the surviving party as his or her separate property and estate. Each Accountholder of a joint account has the INDIVIDUAL authority to:

   . give instructions of any kind to you which you shall follow without inquiry into the purpose of those instructions;

   . receive, transfer and withdraw funds by check and other payment orders during the lifetime of and after the death of any other Accountholder;

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   . buy, sell, transfer, exchange and otherwise dispose of Securities and other
     Property held in the Accounts;

   . receive notices, statements, payments, demands and other communications, receipt of which will be considered notice to all Accountholders;

   . borrow money and grant security interests in the joint account or any other securities or other Property held in the joint account for the obligations of anyone;

   . sign any documents or agreements relating to the joint account;

   . appoint one or more attorneys-in-fact for the joint account;

   . in all other ways act alone regarding the joint account, this Agreement, and any related matters.

You may require the written authorization of all Accountholders if one Accountholder has requested you not to pay or deliver funds or Property in a joint account, if you receive inconsistent instructions or a court order, or on other reasonable grounds. You may suspend activity in any account pending judicial instructions related to the instructions required by each or all of the joint Accountholders.

Each Accountholder is jointly and severally liable for obligations related to the Account such as overdrafts, credit facilities, charges, fees and reasonable legal fees arising out of any disputes between the Accountholders, regardless of who incurred the obligation or benefited or participated in the action. You may set off any joint Accountholder's obligation to J.P. Morgan against our accounts, whether the debt was incurred individually or jointly.

In addition, you may be required by service of legal process to remit funds held in the Account to satisfy a judgment entered against, or other valid debt incurred by, any Accountholder.

The surviving Accountholder(s) will immediately notify you if there is an event, such as death, divorce, or assignment of interest that causes a change in the ownership of an Account, and you may take any action, including requiring documentation or restricting activity in the Account, that you consider appropriate. You shall treat the Account as the sole property of the survivor(s) after the death of any Accountholder, and full ownership and control of the balance of the account will pass to the surviving Accountholder(s). The estate of an Accountholder and a departing Accountholder by assignment or divorce shall remain liable, jointly and severally, with the remaining Accountholder(s) for any obligations related to an Account incurred in liquidating the Account or in the adjustment of the interest of the Accountholders, including estate taxes. All property in a joint account may be deemed part of the estate of the deceased Joint Accountholder for estate and inheritance tax purposes and generally will not be included in a deceased Accountholder's probate estate.

COMMUNITY PROPERTY ACCOUNTS

If my Account is located in a state and if I am domiciled in a state that recognizes community property (such as California or Texas) and the community property account alternative is selected in the Application, then an Account will differ from a joint account with right of survivorship in the following respects:

   . Each deposit made, and any additions hereto, shall become the property of each Accountholder as community property (rather than as a joint tenant); and

   . Instead of the right of survivorship provided by the joint account, upon the death of either Accountholder, the deceased Accountholder's share of the Account will go to the Accountholder's executor or other legal successor. Prior to your receipt of notice of such death, you shall not be liable for any withdrawals made by a surviving Accountholder. After receipt of such notice, until separate shares are established, you may require the written

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     authorization of both the surviving Accountholder and such executor or other successor for any further payments or deliveries.

NOTE: This Community Property Account is NOT recommended for married couples living in Texas. Texas residents should consult local counsel with respect to the effect of contributing separate or community property to a Community Property Account.

TENANTS IN COMMON ACCOUNTS

If in the Application I have selected an Account that is to be maintained as a tenancy in common, then such Account will differ from a JTWROS in the following respect:

   . Each deposit made to the Account will be the property of all Accountholders as tenants in common (and not as joint tenants); and

   . Instead of the right of survivorship provided by the joint account where full ownership of the property passes to the surviving Accountholder(s), upon the death of any Accountholder(s), the balance remaining on deposit will belong to the survivor(s) and the estate(s) of the Accountholder(s) who is deceased as tenants in common; the Account may be drawn against upon the joint signatures of the survivor(s) and the duly appointed representative(s) of the estate(s) of all Accountholders who are deceased. Prior to your receipt of notice of such death, you shall not be liable for any withdrawals made by a surviving Accountholder.

TENANCY BY THE ENTIRETY ACCOUNTS

If my Account is located in a state and I am domiciled in a state that recognizes property held by tenants by the entirety and I have selected in the Application that such Account is to be maintained as a tenancy by the entirety, then such Account will differ from a joint account in the following respects:

   . In a tenancy by the entirety, there can only be two Accountholders who must be husband and wife; and

   . Each deposit made to the Account will be the property of both
     Accountholders as tenants by the entirety (and not as joint tenants);

   . You are generally not required to remit funds held in the Account to satisfy a judgment entered against, or other valid debt incurred by, only one spouse Accountholder (however, you may still set off either spouse's obligation to J.P. Morgan against the account, whether the obligation was incurred individually or jointly).

NOTE: In New York, Property held in a Tenancy by the Entirety Account may be used to satisfy the debt incurred only by one spouse. New York residents should consult with Local Counsel in assessing the benefits of establishing tenancy by the entirety accounts.

FIDUCIARY ACCOUNTS

If I establish the Account when acting in a fiduciary capacity, I certify: (i) all beneficial interests in the estate, trust or other account for which I am a fiduciary are owned by individuals or by non-profit organizations and (ii) I am legally empowered to enter into and perform this Agreement in such capacity.

ACCOUNTS "IN TRUST FOR" (TOTTEN TRUST)

If the "In Trust For" (ITF) alternative is selected in the Application for an Account, the Account will be a tentative trust of cash deposits and any additional cash deposits made to the Account will be revocable by me at will. If I am a sole owner of the account, upon my death, ownership of the funds passes to the designated beneficiary(ies) named in the

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Application and the funds are not part of my estate. If the account is owned jointly, upon the death of the last surviving owner, ownership of the funds passes to the beneficiary(ies) named in the Application and they are not part of the last surviving owner's estate.

SOLE PROPRIETORSHIP ACCOUNTS

If in the Application I have selected that the Account is to be maintained in the name of a Sole Proprietorship, I certify that:

   . I am the sole owner of the Sole Proprietorship (the "Company"); and

   . The Company is doing business under the name and style of, and at the location, given in the Application.

I also agree that I will be personally responsible for any debts arising in the Company's Account. Checks drawn on the Company's Account may be debited against any Account I hold, in my individual name or jointly, with you.

I will promptly notify you of any change in ownership in the Sole
Proprietorship.

ENTITY ACCOUNTS (INCLUDING TRUSTS, CORPORATIONS, ETC.)

For accounts opened for clients other than a natural person, the Accountholder represents and warrants as of the date of the Agreement and until it is terminated that:

   . it has the power to enter into and perform under the Agreement and all necessary actions have been taken and approvals received in accordance with its organizational documents and applicable law and regulation;

   . it is duly organized and in good standing in the jurisdiction in which it is organized;

   . the person signing the Application has the authority to bind the Accountholder to the Agreement; and

   . all information given to you and provided on the Application is accurate and true. You will be notified if any information must be changed, updated or revised.

2.  AUTHORIZED INSTRUCTIONS

I agree to be bound by all instructions that you believe are authorized and to have been given by an Authorized Person(s), regardless of the means by which those instructions have been transmitted to you. I will designate Authorized Persons on forms provided to you. Persons shall continue to be Authorized Persons until I, or another Authorized Person with the power to do so, has given you written instructions revoking their authority. I agree that no Morgan Affiliate will be liable for any loss, cost, or expense for acting upon instructions reasonably believed to be authorized. I authorize you to accept instructions by telephone, tested telex, facsimile transmission, in writing or any other method that we may agree to use.

For certain types of payment orders or instructions, you will provide additional reasonable security procedures, such as call back procedures, that will be used when I give you instructions. If I refuse to use any security procedures you offer and advise me to use, I will bear all liability for any loss, cost or expense related to those instructions.

3.  TELEPHONE RECORDING AND MONITORING

I agree that you may record and monitor any telephone conversations that we may have for various purposes, including, but not limited to, verification, recordkeeping and quality control.

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4.  NOTICES

I will send written notices and communications to you at the address indicated on my statement. You will send all notices and communications to me at my last given address, and I will promptly notify you if this address changes. Any notice that you send to me will be deemed delivered to me personally the earlier of when received or five Business Days after it is sent by mail, telecopy, messenger or otherwise to my address. Notices that I send to you are deemed delivered upon receipt. I certify that the mailing address I have provided to you is an address where I personally receive communications unless it is the address of a custodian who is authorized to receive securities and disburse funds for me and is not affiliated with any investment advisor exercising discretion over my account.

5.  PERIODIC REPORTS; SPECIAL MAILING INSTRUCTIONS; CHECK TRUNCATION

You will provide me with periodic statements detailing the activity (if applicable) (i) in my Asset Account, including activity in my Brokerage Account (if I have elected one), (ii) in my Margin Account, (iii) in my Investment Management Account, (iv) arising out of Card Transactions, (v) relating to the Asset Account Line of Credit, (vi) involving mutual fund shares purchased or redeemed, (vii) in my Checking Account, (viii) in my Money Market Investment Account, or (ix) involving other credit facilities and showing the ending and beginning balances of my Accounts. You will also confirm Brokerage Account transactions when required by applicable law and regulation but will otherwise not send me a confirmation unless otherwise required by applicable law or regulation. I will not receive confirmations relating to my Asset Account or Investment Management Account activity other than details in the periodic statements, unless I request that you send them to me. You will not return any checks written against my Asset Account with my statement, but you will provide me with a photographic image of the front side of each check that has been paid.

I UNDERSTAND THAT IT IS MY RESPONSIBILITY TO REVIEW STATEMENTS AND CONFIRMATIONS PROMPTLY AND TO IMMEDIATELY NOTIFY YOU OF ANY ERRORS, OMISSIONS, IMPROPER PAYMENTS, OR TRANSFERS. UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW OR REGULATION, I WILL BE PRECLUDED FROM ASSERTING ANY CLAIM AGAINST YOU BASED ON ANY ERROR, OMISSION, IMPROPER PAYMENT, OR TRANSFER DISCLOSED BY A CONFIRMATION OR STATEMENT IF I FAIL TO NOTIFY YOU OF IT WITHIN THREE BUSINESS DAYS AFTER ITS DELIVERY IN THE CASE OF A CONFIRMATION, AND WITHIN 10 BUSINESS DAYS AFTER ITS DELIVERY IN THE CASE OF A STATEMENT.

6.  SECURITY INTEREST

In order to secure the prompt and complete payment when due of any and all Obligations I may ever have to you or any Morgan Affiliate, to the extent permitted by law, I pledge and grant to you and each of them a continuing security interest in the Collateral. This security interest shall apply to any Collateral (and proceeds thereof) now or at any time in the future held in or credited to any Account or other accounts maintained for me.

Without affecting any rights that you or any other Morgan Affiliate may have pursuant to other agreements to which I may be a party or subject to, I specifically do not grant to you or any other Morgan Affiliate a security interest pursuant to this Agreement in any shares of any J.P. Morgan or American Century Fund, or any equity security or debt obligation issued by any Morgan Affiliate or any security entitlement with respect thereof.

I acknowledge and agree that where you or any other Morgan Affiliate hold Collateral or are a securities intermediary in respect of any Collateral, you each hold the Collateral for yourself and also as agent for all other Morgan Affiliates who are secured parties hereunder pursuant to the Intercompany J.P. Morgan Securities Account Control Agreement among Morgan Guaranty Trust Company of New York, J.P. Morgan California, J.P. Morgan Trust Company of Delaware, J.P. Morgan Florida, FSB and J.P. Morgan Securities Inc., dated November 1, 1997, as amended or restated from time to time. Collateral held in any account will be treated as a "financial asset" within the meaning of section 8-102(a)(9) of the Uniform Commercial Code in effect in the State of New York, except that, reference shall be to the Uniform Commercial Code of the state that has adopted Revised Article 8 of the Uniform Commercial Code where a relevant Account is established or the law chosen to govern the Account, if different. You and other Morgan Affiliates have the right to take, and I hereby consent to your taking any further action necessary to perfect your respective security interests in the Collateral, including marking your books and records, filing financing statements and entering into agreements to comply with entitlement orders of yourself or other Morgan Affiliates without my consent and sending confirmations. I also agree to execute any documents and take other action as you or any other Morgan Affiliate shall reasonably request, in order to allow you or any other Morgan Affiliate to perfect rights with respect to the Collateral. I appoint you and any other Morgan Affiliate as my attorney-in-fact to act on my behalf to sign, seal, execute and deliver all documents and to do all acts as may be required to realize upon all rights in the Collateral. Such power is coupled with this interest and shall survive my death or disability.

I agree that you will have full control of the Collateral, and any transfer affecting the Collateral is subject to your approval. Any contrary instruction I give shall be of no effect regardless of any action you take. I may substitute Collateral as long as it is substantially similar to the Collateral originally held by you, provided, however, you may elect not to accept such substitution. If you do not enforce your rights, you will not be deemed to have waived your rights in the Collateral. At any time that I have not met any Obligation, including the payment of any overdraft, advance, or credit, or if an Event of Default has occurred you may: liquidate, sell or transfer all or any portion of the Collateral to satisfy my Obligations in whatever priority you, in your sole discretion, may lawfully choose; exercise all rights and remedies available to you under applicable law with respect to the Collateral you or any other Morgan Affiliate hold; or exercise any other rights or remedies available to you pursuant to other agreements or applicable law.

Except for such notice as may be required under applicable law, you may make such sale or transfer without notice to me and sell any Collateral in any public, private, or restricted sale. You or any other Morgan Affiliate may be a purchaser at any sale of Collateral under this section. Each purchaser of any Collateral shall receive the Collateral free of any right and claim I may have of whatsoever kind, including any equity of redemption which I hereby waive.

I agree that I will not pledge or grant to any entity other than you or a Morgan Affiliate a security interest in or permit a lien of any kind to attach or exist with respect to (i) any Collateral that I am pledging under the Agreement or
(ii) any shares of any J.P. Morgan or American Century Fund that you hold for me.

If at any time you or any Morgan Affiliate reasonably believes that I may not perform any of my Obligations, you or it may demand, and I shall give, adequate assurance of due performance by me within 24 hours or within any shorter period of time that you or it demands that is reasonable under the circumstances. The adequate assurance of performance that you or any Morgan Affiliate may demand may include, but shall not be limited to, the delivery by me to you or it of additional Property acceptable to you or it as Collateral.

To the extent permitted by applicable law, without prior notice to me, you and any Morgan Affiliate, including JPMSI, are authorized to transfer Collateral from any Account to yourself or another Morgan Affiliate to satisfy any margin maintenance, collateral or similar requirement.

No provision of this Agreement concerning liens or security interests shall apply to my Account or the cash, Securities, or Property therein, to the extent that such application would result in an adverse tax consequence to my Account under any provision of the Internal Revenue Code relating to early distribution or withdrawal of assets held in qualified retirement accounts.

I represent that I have the power to grant a security interest in the Collateral I hereby transfer to you and I am the sole owner of or have the right to transfer the Collateral to you, free and clear of all other security interests, liens, encumbrances or other restrictions. Upon the transfer of Collateral to you, you will have a valid and perfected first priority security interest in the Collateral.

7.  RIGHT TO DEBIT AND SET-OFF

To the greatest extent permitted by law, you have the right to debit any of my Accounts held by you or any other Morgan Affiliate for any amount payable by me in connection with any and all Obligations to you or any other Morgan Affiliate whether or not they relate to or arise under this Agreement. At any time when I have not honored any

Obligation to you or any other Morgan Affiliate, you or it shall have the right, to the greatest extent permitted by law, without notice to me (to retain or set-off against any Obligations that you or any other Morgan Affiliate may have to me, whether matured, unmatured, or contingent, and without regard to any Collateral) and any assets you or any other Morgan Affiliate may directly or indirectly hold for my account, any of my Obligations (whether matured, unmatured, contingent, or without regard to the sufficiency of other collateral), in addition to your and their respective rights under applicable law and other agreements. To the greatest extent permitted by law, any of my assets or your Obligations to me may be transferred within and among you or any other Morgan Affiliate in order to effect the above rights. I may set-off claims against your and any other Morgan Affiliate's claims or obligations only if my claims are undisputed or have been confirmed by a final court decision.

8.  FEES

I agree to pay all fees, charges and commissions associated with this Agreement and the Accounts and Services you provide to me.

I also agree to pay taxes, legal and other expenses (including reproduction and search charges) associated with this Agreement and the Accounts and Services. You are authorized to charge my Accounts directly for payment for all applicable fees which are contained in the fee schedules supplied to me from time to time.

9.  FOREIGN CURRENCY RISKS

I will pay my Obligations in the relevant currency. Should I be unable to pay in the specified currency, I shall be liable to you for the U.S. dollar equivalent of the amount of the foreign currency transferred at your then-prevailing rate of exchange. I understand and agree that in processing foreign currency payments, other banks you use may deduct their fees from the payment order given to them and may charge my payment order for exchange costs for payments not made in the local currency. I am responsible for complying with all local currency restrictions and any other local law governing my transactions.

10.  CONSUMER CREDIT REPORTS

You, on behalf of yourself and other Morgan Affiliates, may ask credit reporting agencies for consumer reports of my credit history. Upon my request, you will inform me whether you have obtained any such consumer reports on your own behalf as well as that of other Morgan Affiliates and, if you have, you will inform me of the name and address of the consumer reporting agency that furnished the reports to you. Any consumer reports that you receive will be deemed to have been obtained by each Morgan Affiliate for its own benefit.

11.  FUNDS AVAILABILITY POLICY STATEMENT

Your policy is to make funds from my deposits available to me on the first Business Day after the day you receive my deposit. Electronic direct deposits will be available on the day you receive the deposit. Once they are available, I can withdraw the funds in cash and you will use the funds to pay checks that I have written or other transactions presented to you for payment.

For determining the availability of my deposits, every day is a Business Day, except Saturdays, Sundays, and uniform Federal Reserve holidays. If I made a deposit before 3:00 p.m. on a Business Day that you are open, you will consider that day to be the day of my deposit. However, if I make a deposit after 3:00 p.m. or on a day you are not open, you will consider that the deposit was made on the next Business Day you are open.

      LONGER DELAYS MAY APPLY

In some cases, you will not make all of the funds that I deposit by check available to me on the first Business Day after the day of my deposit. Depending on the type of check that I deposit, funds may not be available until the fifth Business

Day after the day of my deposit. However, the first $100 of my deposits will be available on the first Business Day after the day of my deposit.

If you are not going to make all of the funds from my deposit available on the first Business Day, you will notify me at the time I make my deposit. You will also tell me when the funds will be available. If my deposit is not made directly to one of your employees, or if you decide to take this action after I have left the premises, you will mail me the notice by the day after you receive my deposit.

If I will need the funds from a deposit right away, I should ask you when the funds will be available.

In addition, funds I deposit by check may be delayed for a longer period under the following circumstances:

   . You believe a check I deposit will not be paid.

   . There is an emergency, such as failure of communications or computer equipment.

You will notify me if you delay my availability to withdraw funds for any of these reasons, and you will tell me when the funds will be available. They will generally be available no later than the third Business Day after the day of my deposit.

In addition, deposits by a check drawn on a bank which does not have a U.S. branch or is payable in a currency other than U.S. dollars will be not available until collected.

      SPECIAL RULES FOR NEW ACCOUNTS

If I am a new client, the following special rules will apply during the first 30 days my account is open.

Funds from electronic direct deposits to my account will be available on the day you receive the deposit. Funds from deposits of cash, wire transfers, and the first $5,000 of a day's total deposits of cashier's, certified, teller's, traveler's, and federal, state and local government checks will be available on the first Business Day after the day of my deposit if the deposit meets certain conditions. For example, the checks must be payable to me (and I may have to use a special deposit slip). The excess over $5,000 will be available on the fifth Business Day after the day of my deposit. If my deposit of these checks (other than a U.S. Treasury check) is not made in person to one of your employees, the first $5,000 will not be available until the second Business Day after the day of my deposit.

Funds from all other check deposits will be available on the fifth Business Day after the day of my deposit.

12.  CONFIDENTIALITY

I have a right to confidentiality and you will not make information contained in your books and records concerning my Accounts available for inspection or examination except as follows:

   . to any person authorized to act for you, including your employees and agents, and to any Morgan Affiliate;

   . to any federal or state instrumentality or agency authorized to inspect or examine your books and records;

   . as compelled by a court of competent jurisdiction;

   . as compelled under certain circumstances by legislative subpoena;

   . pursuant to a subpoena, to any federal or state law enforcement or prosecutorial instrumentality authorized to investigate suspected criminal activity;

   . as authorized by your board of directors for the purpose of meeting the needs of commerce and providing fair and accurate credit information, including without limitation where necessary to complete funds transfers and other transactions and for credit reporting and check approval;

   . to any person when I have authorized you to do so.

13.  LIMITATIONS ON RESPONSIBILITIES AND LIABILITIES

You shall be responsible for the performance of only those duties that are set forth in this Agreement.

EXCEPT AS OTHERWISE LIMITED, I UNDERSTAND AND AGREE THAT YOUR SOLE LIABILITY AND THAT OF MORGAN AFFILIATES TO ME FOR ANY WRONGFUL ACT OR FAILURE TO ACT IN CONNECTION WITH ANY OF THE PRODUCTS OR SERVICES PROVIDED TO ME SHALL BE ANY DIRECT DAMAGES I INCUR BECAUSE OF YOUR NEGLIGENCE. DIRECT DAMAGES WILL BE LIMITED TO THE AMOUNT OF ANY FUNDS OR THE FAIR MARKET VALUE OF ANY PROPERTY LOST BECAUSE OF SUCH GROSS NEGLIGENCE, TOGETHER WITH COMPENSATORY INTEREST AND A CREDIT FOR YOUR FEES WITH RESPECT TO ANY RELEVANT TRANSACTION. I UNDERSTAND THAT UNDER NO CIRCUMSTANCE SHALL YOU BE LIABLE TO ME OR ANY OTHER PERSON FOR ANY SERVICES PROVIDED BY THIRD PARTIES (E.G., CLEARING AGENCIES, CENTRAL DEPOSITORIES, COMMUNICATIONS CARRIERS) EXCEPT FOR ANY SECURITIES SUBCUSTODIANS THAT YOU DIRECTLY ENGAGE AS SUBCONTRACTOR FOR THE CUSTODY SERVICES PROVIDED BY YOU UNDER THIS AGREEMENT. I AGREE THAT YOU ARE NOT LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, EVEN IF EITHER OF US IS AWARE OF A POSSIBILITY THAT SUCH DAMAGES MAY OCCUR. YOU DISCLAIM ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

14.  FORCE MAJEURE

You will not be responsible for your actions or failure to take action if your action or inaction is due to labor disputes, strikes, acts of God, floods, fire, lightning, severe weather, shortages of materials, rationing, utility or communication failures, computer, equipment, system failure (including those related to the year 2000 AD) or failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any law, or legal or regulatory requirements, exchange or market rulings, suspension of trading or any other event which is beyond your reasonable control.

15.  INDEMNIFICATION

I agree to indemnify and to hold you and all Morgan Affiliates harmless from any claim, loss, liability, or expense, including, without limitation, collection costs, reproduction and search costs, and the reasonable fees and disbursements of counsel and other legal advisors incurred by them in rendering services hereunder or in connection with any breach of this Agreement by me, except any claim, loss, or liability that results from your gross negligence or willful misconduct.

16.  INACTIVE ACCOUNTS

An Account that has no activity for an extended period of time, which varies by state, is considered abandoned; the Property in the Account must be transferred to the relevant state comptroller, treasurer, or similar official.

You will attempt to notify me at my last known mailing address before you transfer Property to any state in accordance with its abandoned property law.
To avoid having my property declared abandoned, you recommend that I communicate with you at least once a year.

17.  COMPLIANCE WITH LAWS

I certify that I have observed and will continue to observe all laws and regulations that apply to my activities and relationship with you or any Morgan Affiliate.

18.  RULES OF EXCHANGES AND CLEARINGHOUSES

Notwithstanding the terms of this Agreement, my transactions will be effected in accordance with (i) applicable rules, regulations, customs, and usages of the exchanges or markets and clearinghouses where my transactions are executed by you or any Morgan Affiliate or your agents and (ii) all applicable laws, rules, and regulations of the United States and non-United States governmental authorities and self-regulatory agencies.

19.  SUCCESSORS AND ASSIGNS; SUBCONTRACTING

This Agreement shall be binding upon and inure to the benefit of each of us and our successors, assigns, heirs, and representatives. I will not assign any of my respective rights or obligations under this Agreement without your prior written consent. Except where prohibited by applicable law or regulation, each Morgan Affiliate providing accounts and services under this Agreement may assign its rights to any other party without notice to me or my consent.

I agree that each Morgan Affiliate may arrange for another Morgan Affiliate or other entity to perform on its behalf any act required to be performed by you under this Agreement.

20.  TERMINATION

At any time, I may give you notice of my termination of this Agreement or some or all of the products, features and services I have selected. However, all provisions of this Agreement will remain in effect until you acknowledge the termination in writing, and your rights pursuant to any security interest in Collateral that I have given you, or any other set-off rights against my Property held with you or any other Morgan Affiliate, will not terminate until I have satisfied all my Obligations to you arising under this Agreement, whether arising before or after termination. I understand that you may terminate any part of or all of the Agreement at any time in your sole discretion.
Termination of one or more of the services and features of an Account may result in the cancellation of some or all of the features or privileges described in this Agreement. I understand that I remain responsible for all charges, debit items, or other transactions initiated or authorized by me or Authorized Persons, whether arising before or after termination.

21.  AMENDMENTS AND WAIVERS; SEVERABILITY

You reserve the right to amend any provision of this Agreement and change the terms and conditions of, or impose restrictions upon, any aspect of an Account at any time following written notice. You do not waive any right under this Agreement or under applicable law because you delay in exercising that right. Your exercise of any single or partial right thereof does not preclude your exercise or further exercise of that right or any other right or remedy. Your rights are cumulative under this Agreement and do not exclude any rights or remedies provided by law. The determination that any provision of this Agreement is held to be invalid, illegal, void, or unenforceable, by reason of any law, rule, administrative order, or judicial decision, will not affect the validity of the remaining provisions of this Agreement.

22.  COUNTERPARTS; HEADINGS; INTEGRATION

This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument. The section headings used in this Agreement are for information only and shall not affect the interpretation of any provision of this Agreement. This Agreement constitutes the entire agreement between me, you, and other Morgan Affiliates and supersedes any prior agreements, oral or written, relating to the subject matter of this Agreement.

23.  EVIDENCE

Your books and records (whether recorded on paper, micrographics, electronic or magnetic media, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of my Obligations to you.

24.  GOVERNING LAW; JURISDICTION

EXCEPT AS OTHERWISE PROVIDED IN ANY OTHER AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW OR CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

I submit to the non-exclusive jurisdiction of any federal or New York state court in the Borough of Manhattan, New York City, for all legal proceedings arising out of this Agreement. I irrevocably waive any objection that I may now or later have to a defense of inconvenient forum.

25.  WAIVER OF JURY TRIAL

I KNOWINGLY WAIVE MY RIGHT TO A TRIAL BY A JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

26.   DEFINITIONS

"Account" means an account or accounts maintained by one or more Morgan Affiliates that are subject to the General Terms and an additional Account Agreement.

"Accountholder" means the person(s) or entity(ies) maintaining Accounts with you or any Morgan Affiliate pursuant to the terms of this Agreement.

"Application" means the application I have signed accompanying this Agreement and any supplemental application(s) for products and services offered by J.P. Morgan.

"Asset Account" means a J.P. Morgan Asset Account.

"Authorized Persons" means me or those persons who have been authorized by me to act on my behalf in connection with an Account. I will provide appropriate documentation to you identifying those persons.

"Brokerage Account" means a brokerage account with JPMSI.

"Business Day" unless otherwise specified in the Agreement means a day on which you or any other Morgan Affiliate (as applicable) is open for business.

"Collateral" means all of my rights, title, and interest in and to any Property maintained in any Account and any other Property maintained by me from time to time with a Morgan Affiliate under this Agreement or otherwise and any proceeds thereof.

"Custody Account" means the custody account I have opened as part of the Asset Account.

"Event of Default" means my failure to pay or meet any Obligation pursuant to this Agreement or any other agreements I may have with you or another Morgan Affiliate; my failure to observe or perform any action contained in this Agreement or any other agreement with you or another Morgan Affiliate; my making of any materially incorrect representation, warranty, certification or statement in this Agreement or other document delivered to you or another Morgan Affiliate; the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to myself, or my debts under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or similar official of me or a substantial part of my property, or consent to any such relief, appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against me; or the making of a general assignment for the benefit of my creditors; or my failure generally to pay debts as they become due, or taking any corporate action to authorize any of the forgoing; the commencement of an involuntary case or other proceeding against me seeking liquidation, reorganization or other relief with respect to me or my debts under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official of me or any substantial part of my property and such involuntary case or proceeding remains undismissed for 60 days; or the entering of an order for relief against me under applicable bankruptcy laws.

"I" or "me" means the Accountholder(s).

"JPMSI" means J.P. Morgan Securities Inc.

"Line of Credit" means the line of credit you may provide to me as part of the Asset Account or as part of the Investment Management Account.

"J.P. Morgan and/or American Century Fund" means a mutual fund which Morgan Guaranty Trust Company of New York, J.P. Morgan Investment Management Inc. or American Century Investment Management advises or to which it provides other services for which it is separately compensated.

"J.P. Morgan" or "Morgan Affiliate" means J.P. Morgan & Co. Incorporated or any entity controlled by, controlling, or under common control with J.P. Morgan & Co. Incorporated. For the purpose of this definition, "control" means ownership of more than 50% of the voting securities of an entity or the ability to elect a majority of the board of directors or other governing body of such entity.

"Obligations" means all obligations I have to you or any Morgan Affiliate arising under this Agreement or any other agreement, including but not limited to agreements for borrowed money, floors, collars, swaps, (e.g., rate, basis, commodity, equity, equity index cross currency), options (e.g., equity, forward rate, bond, interest rate, currency) and foreign exchange transactions (or any similar transaction or combination of these types of transactions) and, including but not limited to obligations, to pay fees, to provide information, to make accurate representations, to provide security.

"Property" means, but is not limited to, securities and securities entitlements of all kinds, money, deposits, banks' acceptances, commercial paper, contract rights of all kinds, accounts, goods, documents, general intangibles, chattel paper, commodities and commodity interests and the distributions, proceeds, products and accessions of any of and to the above.

"Security or Securities" means any share (including a mutual fund share or unit of a unit investment trust), stock, bond, debenture, note, certificate of indebtedness, warrant, option, or other security (whether represented by a certificate or by a book entry on the records of the issuer or other entity responsible for recording such book entries), and any security entitlement in respect of any of the foregoing.

"This Agreement" means these General Terms and the attached Agreements designated in the Application as being applicable to those products and services that I have selected, the Application, Fee Schedules, Disclosures, and applicable Supplemental forms.

"You" means Morgan Guaranty Trust Company of New York or, in the case of a product or service furnished by, or Account with, or Obligations owed to another Morgan Affiliate.

APPENDIX:  IMPORTANT TAX INFORMATION

SUBSTITUTE FORM W-9 INSTRUCTIONS FOR U.S.  CITIZENS OR RESIDENT ALIENS

PURPOSE OF TAX INFORMATION AND CERTIFICATION

A person who is required to file an information return with the Internal Revenue Service (IRS) must get my correct TIN to report income paid to me, real estate transactions, mortgage interest I paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions I made to an IRA. I will use the Tax Certification (1) to certify that the TIN I am giving is correct, (2) to certify I am not subject to backup withholding, or (3) to claim exemption from backup withholding if I am an exempt payee. Giving my correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding. The tax information and certification serves as a substitute to Form W-9, Request for Taxpayer Identification Number and Certification.

WHAT IS BACKUP WITHHOLDING?

Persons making certain payments to me must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, and broker transactions.

If I give you my current TIN, make the proper certifications, and report all my taxable interest and dividends on my tax return, my payment will not be subject to backup withholding. Payments I receive will be subject to backup withholding if;

   . You do not furnish my TIN to the requester, or

   . The IRS tells the requester that I furnished an incorrect TIN, or

   . The IRS tells me that I am subject to backup withholding because I did not report all my interest and dividends on my tax return (for reportable interest and dividends only), or

   . I do not certify to the requester that I am not subject to backup withholding under the above bullet, or

   . I do not certify my TIN.

Certain payees and payments are exempt from backup withholding and information reporting. These will be described later in the instructions.

IF I DON'T HAVE A TIN

I will not be able to open an account if I don't have a TIN. Accordingly, if I do not have a TIN, I must apply for one immediately. To apply for a TIN, I will get Form SS-5, Application for a Social Security Number (SSN) Card (for individuals), from my local office of the Social Security Administration, or Form SS4, Application for Employer Identification Number (EIN) (for businesses and all other entities), from my local IRS office.

PENALTIES

FAILURE TO FURNISH TIN

If I fail to furnish my correct TIN to a requester, I am subject to a penalty of $50 for each such failure unless my failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.

If I make a false statement with no reasonable basis that results in no backup withholding, I am subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION

Willfully falsifying certifications or affirmations may subject me to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS

If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS FOR COMPLETING FORM W-9

NAME. If I am an individual, I must generally enter the name shown on my Social Security card. However, if I have changed my last name, for instance, due to marriage, without informing the Social Security Administration of the name change, I will enter my first name, the last name shown on my Social Security card, and my new last name.

SOLE PROPRIETOR. I must enter my individual name. (I will enter either my SSN or EIN in the appropriate box.) I may also enter my business name or "doing business as" name on the second name line. I will enter my name as shown on my Social Security card and business name as it was used to apply for my EIN on Form SS-4.

TAXPAYER IDENTIFICATION NUMBER (TIN)

I must enter my TIN in the appropriate box. If I am a sole proprietor, I may enter my SSN or EIN. I will also see the accompanying chart for further clarification of name and TIN combinations. If I do not have a TIN, I will refer to the section entitled "If I Don't Have a TIN" on page ___.

FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. A complete list of exempt payees and payments is provided later in these instructions.

If I am exempt from backup withholding, I should still complete this form to avoid possible erroneous backup withholding. I will enter my correct TIN, write "Exempt" above the box that asks for my Social Security number/Tax ID number on the account application where applicable, and sign and date the form. If I am a nonresident alien or a foreign entity not subject to backup withholding, I will give the requester a completed Form W-8, Certificate of Foreign Status, or substitute Form W-8.

CERTIFICATION

For a joint account, only the person whose TIN is shown on the application should sign.

I must sign the certification or backup withholding will apply. If I am subject to backup withholding and I am merely providing my correct TIN to the requester, I must cross out item 2 in the certification before signing the form.

PRIVACY ACT NOTICE

Section 6109 requires me to give my correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to me, mortgage interest I paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions I made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of my tax return. I must provide my TIN whether or not I am required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

FOR THIS TYPE OF ACCOUNT:

1.  Individual
2.  Two or more individuals (joint account)
3.  Custodian account of a minor (Uniform Transfers to Minors Act)
4a. The usual revocable savings trust (grantor is also trustee)
4b. So-called trust account that is not a legal or valid trust under state law.
5.  Sole proprietorship

GIVE NAME AND SSN

1.  The individual
2. The actual owner of the account or, if combined funds, the first individual on the account/1/
3.  The minor/2/
4a. The grantor-trustee/1/
4b. The actual owner/1/
5.  The owner/3/

FOR THIS TYPE OF ACCOUNT:

6.  Sole proprietorship
7.  A valid trust, estate, or pension trust
8.  Corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization
10. Partnership
11. A broker or registered nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or person) that receives agriculture program payments
----------------
/1/List first and circle the name of the person whose number you furnish.

/2/Circle the minor's name and furnish the minor's SSN.

/3/I must show my individual name, but I may also enter my business or "doing business as" name. I may either my SSN or EIN.

GIVE NAME AND EIN OF:

6.  The owner/3/
7.  Legal entity/4/
8.  The corporation
9.  The organization
10. The partnership
11. The Broker or nominee
12. The public entity

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reports.

1. A corporation.

2. An organization exempt from taxes under section 501(a), or an IRA, or a custodial account under section 403(b)(7).

3. The United States or any of its agencies or instrumentalities.

4. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

5. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

6. An international organization or any of its agencies or instrumentalities.

7. A foreign central bank of issue.

8. A dealer in securities or commodities required to register in the United States or a possession of the United States.

9. A futures commission merchant registered with the Commodity Futures Trading Commission.

10. A real estate investment trust.

11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

12. A common trust fund operated by a bank under section 584(a).
----------------
/4/List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

13. A financial institution.

14. A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

15. A trust exempt from tax under section 664 or described in section 4947.

EXEMPT PAYMENTS

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

   . Payments to nonresident aliens subject to withholding under section 1441.

   . Payments to partnerships not engaged in a trade or business in the United
     States and that have at least one nonresident partner.

   . Payments of patronage dividends not paid in money.

   . Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

   . Payments of interest on obligations issued by individuals.

      NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and I have not provided my correct TIN to the payer.

   . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

   . Payments described in section 6049(b)(5) to nonresident aliens.

   . Payments on tax-free covenant bonds under section 1451.

   . Payments made by certain foreign organizations

   . Mortgage interest paid by me.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see section 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

         ***********

ASSET ACCOUNT AGREEMENT

THE IMPORTANT DISCLOSURES IN BOLD IN THE FRONT OF THE GENERAL TERMS APPLY TO THIS AGREEMENT. I HAVE CAREFULLY READ AND UNDERSTAND THOSE PROVISIONS (I) IN WHICH I AGREE TO ALLOW MORGAN AFFILIATES TO SHARE INFORMATION ABOUT ME WITH EACH OTHER AND (II) WHICH RELATE TO THE RISKS OF INVESTING IN J.P. MORGAN AND AMERICAN CENTURY FUNDS.

ASSET ACCOUNT

When I open an Asset Account, I agree to the following terms and conditions:

1.  GENERAL TERMS AND CONDITIONS

This Agreement for Asset Account services is subject to the General Terms and Agreements for Accounts and Services (the "General Terms"). Capitalized terms not defined in this Agreement have the meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail.

2.  GENERAL INFORMATION

J.P. Morgan accounts and services are provided by different Morgan Affiliates to provide clients with the most convenient accounts and fullest range of services possible. My statement will indicate the Morgan Affiliate(s) at which my account(s) is (are) held or which provide services.

I understand that my Cash Account will be at Morgan Guaranty Trust Company of New York ("MGT"). Depending on the alternative I have selected in the Application, excess balances in my Cash Account will be swept into an interest-bearing account at MGT, an overnight time deposit at MGT's Nassau branch or a J.P. Morgan or American Century Money Market Fund (each referred to as the "Sweep" or "Sweep Account").

Custody Accounts are maintained at the Morgan Affiliate determined to be most convenient when an account is opened. The Morgan Affiliate with which my Custody Account is held is identified on my monthly statements. For example, if I reside in California and my client advisor is located in Los Angeles or San Francisco, my Cash Account will be at MGT, but my Custody Account will be held by J.P. Morgan California. Similarly, if I reside in Illinois and my client advisor is located in Chicago, my Cash Account will be at MGT, but my Custody Account will be held by J.P. Morgan Trust Company of Illinois. My line of credit will be extended by MGT, and if I apply for and am given a VISA(R) card it will be issued by MGT. I may license P.C. Link or MicroLink from MGT.

My Brokerage Account, if I have elected to open one, will be provided by JPMSI.

In addition to the accounts and services included in the Asset Account. J.P. Morgan makes available discretionary investment management accounts and, through JPMSI, securities margin accounts. These accounts and services are described in other agreements that are not part of the Asset Account Agreement.

The Asset Account is a group of accounts and financial services linked to a non-interest-bearing account ("Cash Account") for which I will receive an integrated and comprehensive statement. I may select any of the following other accounts or services to link to my Cash Account:

Accounts and Services included in the Asset Account:

   . an automatic sweep of balances in the Cash Account into an interest bearing deposit account or a J.P. Morgan or American Century Money Market Fund allowing me to earn interest on those balances;

   . a Custody Account which will hold my Securities and other Property;

   . direct purchase of J.P. Morgan and American Century Funds;

   . a line of credit;

   . a VISA(R) Check Card ("Card") issued by MGT which I may use to withdraw funds from my Cash Account or to make purchases at participating merchants;

   . electronic banking and funds transfer services, including information about the Asset Account using PC Link or Quicken(R); and

   . an optional brokerage account with JPMSI through which I can execute securities and similar transactions.

Each of these is described in more detail below or in other Agreements (e.g., the JPMSI Brokerage Agreement).

3.  THE CASH ACCOUNT AND ASSET POWER AMOUNT

The Cash Account is a demand deposit checking account with MGT. I will be notified if my Cash Account is transferred to another Morgan Affiliate. I may make deposits to and withdrawals from this Account. Any deposit I make or credit that is entered to the Cash Account will be provisional until you receive final settlement. You may revoke any provisional credit and charge back the amount to my Cash Account or I will reimburse you for that amount. I can withdraw available funds in my Cash Account by using my Card, initiating a payment order or drawing a check.

Under the following circumstances, you may refuse withdrawals from my Cash
Account:

   . Funds I intend to withdraw are not available (see the Funds Availability section of the General Terms);

   . The Account is pledged as collateral;

   . You suspect fraud or irregularity;

   . You are served with legal process in any judicial proceeding, and you believe that you are required or it is prudent to do so until final determination of the judicial proceeding; or

   . Other: Please refer to the General Terms for other limitations that may apply.

I agree that if there are insufficient funds in the Cash Account you may transfer funds to cover any debit to my Cash Account from the following other sources in the following priority:

   . first, from funds in any Sweep Account (or proceeds from redemptions of my
     Sweep); and

   . second (at the discretion of MGT), from proceeds of a loan drawn on my Line of Credit, if I have selected this option.

On any day, and subject to the limitations described in this Agreement, I can withdraw from my Cash Account the total of (i) available funds in my Cash Account, (ii) the available balance in my Sweep Account, and (iii) the unused portion of my Line of Credit. This total amount is referred to as my "Asset Power Amount."

In the event that my Asset Power Amount is zero or less or in any other circumstance when funds cannot be transferred into my Cash Account to cover debits or withdrawals that would result in an overdraft in the Cash Account, you will have no obligation to honor any withdrawal, debit to or instruction to transfer funds from my Cash Account, including payments for purchases of Securities or other Property. At your sole discretion, if such an overdraft would be created or exists in my Cash Account, you may make payments from my Cash Account and extend credit to me to cover those payments under the terms described in the Line of Credit section of this Agreement to cover overdrafts,

4.  SWEEP OPTIONS

From time to time, I may have balances in my Cash Account which I would like to have automatically transferred to an interest bearing account, overnight time deposit or investment which pays interest and/or dividends. For this purpose, I may select one of the available Sweep alternatives on the Application. After I have received and reviewed the available Sweep prospectus, I may choose to change the Money Market Sweep I have previously selected on the Application from time to time by letting you know of such change in writing. The change will be effective upon the sending of your written confirmation.

   . MORGAN DEPOSIT ACCOUNT. The Morgan Deposit Account ("MDA") is a NOW with
     MGT, unless I am notified that it will be with another Morgan Affiliate. It is only available to clients such as natural persons (or trusts where the beneficiary is a natural person) or qualified charitable organizations that have a Cash Account. You reserve the right to require seven days' prior written notice of an intended withdrawal from the MDA, although at your option you may permit withdrawals without such notice and without waiving your right to require such notice for any other withdrawal.

   . MORGAN NASSAU DEPOSIT ACCOUNT. The Morgan Nassau Deposit Account ("MNDA") is an overnight deposit with MGT, Nassau, Bahamas branch, unless I am notified that such deposit will be with another branch office of MGT or with a Morgan Affiliate. The MNDA is payable solely at MGT, Nassau, Bahamas branch. If any withdrawal from the MNDA would cause the balance to be less than $100,000, that remaining balance shall automatically be transferred to the Cash Account. Deposits to MNDA must be at least $100,000.

      THE MNDA IS NOT INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY; AMOUNTS IN THE MNDA DO NOT HAVE THE BENEFIT OF ANY DOMESTIC DEPOSITOR PREFERENCE APPLICABLE TO U.S. BANKS.

      SWEEPS INTO MDA OR MNDA. At the end of each Business Day, you are authorized to withdraw collected U.S. dollar balances from my Cash Account and to invest those balances in the MDA or MNDA. Collected balances of $100,000 will be invested in the MNDA. In order to sweep balances when received, I will advise you of the amount, the sending date and the sending institution's name of any incoming funds transfers to my Cash Account at least 24 hours before I expect you to receive it.

      INFORMATION RELATING TO INTEREST EARNED IN MY MDA OR MDNA. Funds deposited in my MDA/MNDA earn interest daily from the day of deposit to the day of withdrawal, without the benefit of any grace periods, at an interest rate with an annual percentage yield ("Annual Percentage Yield") set by you from time to time at your discretion. The interest rate and Annual Percentage Yield in effect as of the date of the Application are described to me in the current rates schedule. They may be lowered or raised by you as soon as the following Business Day. Thereafter, the interest rate and Annual Percentage Yield on my MDA/MNDA may be lowered or raised by you from time to time in your discretion as frequently as once each Business Day. You will fix the interest rate and Annual Percentage Yield without application of a specific index, formula, or schedule. To determine the current interest rate and Annual Percentage Yield in effect on any Business Day, I can contact my client service specialist. There is no limitation on the amount that the interest rate and the Annual Percentage Yield may change. Except as noted above for the MNDA, there is no minimum balance required to obtain the Annual Percentage Yield disclosed to me.

      You will use the daily balance method to calculate the interest on my MDA/MNDA. This method applies a daily periodic rate to the principal in my MDA/MNDA each day. Interest earned during each month will be credited to my Cash Account monthly on the first Business Day of the month following the month during which it is earned. The amount of interest I earn each month will be shown on my Asset Account statement. If I close my MDA/MNDA before interest is credited, I will be entitled to receive the accrued interest.

   . THE MONEY MARKET SWEEP. If I have selected one of the J.P. Morgan or
     American Century Funds as my Sweep ("Money Market Sweep") on the Application, you are authorized to invest collected U.S. dollar balances in my Cash Account each Business Day in the Money Market Sweep specified in the Application or such other Sweep that I may later select.

      Upon instructions from an Authorized Person, you are authorized to redeem my Money Market Sweep shares. You are also authorized to redeem the shares in my Money Market Sweep to discharge any obligation I owe you or any Morgan Affiliate or as required by the prospectus of the applicable Money Market Sweep Account.

      I appoint you, or a Morgan Affiliate that you may designate, as my attorney-in-fact with full power and authority to purchase or redeem shares of the Money Market Sweep or otherwise to effect transactions with my Money Market Sweep. The Money Market Sweep is authorized to accept your instructions relating to such Money Market Sweep received by telephone, facsimile, in writing or electronic transmission.

      You are not obligated to continue to provide Money Market Sweep services during any time that the Money Market Sweep Account I select is not available to accept collected balances for investment.

      YOU ARE UNDER NO DUTY TO SUPERVISE ANY MONEY MARKET SWEEP AND HAVE NOT PROVIDED ME WITH ANY INVESTMENT ADVICE OR RECOMMENDATION IN CONNECTION WITH MY INVESTMENT IN THE MONEY MARKET SWEEP I SELECT FROM TIME TO TIME. FURTHER, I ACKNOWLEDGE THAT YOU ARE NOT RESPONSIBLE FOR ANY ACT OR OMISSION, OR THE SOLVENCY OF, ANY MONEY MARKET SWEEP. I UNDERSTAND THAT THE TRANSFER AGENT OR DISTRIBUTOR OF THE MONEY MARKET SWEEP ACCOUNT I SELECT FROM TIME TO TIME HAS THE SOLE RESPONSIBILITY TO PROVIDE INFORMATION TO ME ABOUT IT.

5.  THE CUSTODY ACCOUNT

Either MGT or a Morgan Affiliate (which will be indicated on my statement) will open and maintain a Custody Account for me.

TERMS OF CUSTODY

   . You will record, on your books, my interest in Property that you hold directly or indirectly to my account as my custodial agent. You shall make purchases, sales, and deliveries only in accordance with instructions given by an Authorized Person. You may hold Property directly or indirectly through one or more subcustodians or securities depositories.

   . You will make payments for Securities only to the extent that my Asset
     Power Amount can cover the payment.

   . I agree that any issue of Securities that you hold for me directly or indirectly through any subcustodian or depository may be treated as fungible with all other securities of the same issue pursuant to the provisions of applicable law.

   . Property may be registered in the name of your nominee or in the name of the nominee of any depository or subcustodian that you use.

   . You may, in your discretion, hold non-US dollar currencies in my Cash
     Account to be used in connection with transactions denominated in non-U.S. dollar currencies. You have the right to convert one currency into another at any time and without prior notice at the current market rate for spot foreign exchange transactions as determined by you or any Morgan Affiliate and in such manner as you, in your sole discretion, determine to be reasonable.

   . You may hold any currency (other than U.S. dollars) on deposit with, and effect transactions through, an account with an affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency may be lawfully held on deposit.

   . You will exchange or transfer Securities only if sufficient Securities are actually in the Custody Account and available for delivery.

   . Until you receive an instruction from an Authorized Person to the contrary, you will:

         collect dividends, interest, and other payments made and stock distributions, rights, and similar distributions made or issued with respect to Securities and present for payment maturing Securities, and those called for redemption, in each case net of any applicable taxes or other charges withheld by the maker of such payment or distribution; exchange temporary certificates for definitive ones, or to obtain new certificates if the par value of any shares is changed;

         promptly after becoming aware thereof, notify me of any rights offering by an issuer of Securities. If you do not receive an instruction from an Authorized Person regarding the exercise of rights under such offering by the deadline set by it in such notice, then to the extent permitted by applicable law and consistent with local market practice, you or the applicable subcustodian shall sell the rights in the principal market and deposit the proceeds of the sale in the Cash Account. You are also authorized to sell any fractional interests in Securities you receive as a result of a dividend of Securities;

         promptly after becoming aware you will notify me of the partial redemption of any Securities. If you or any subcustodian or securities depository hold any Securities in which I have an interest as part of a fungible mass, you or the subcustodian or securities depository may select the Securities to participate in partial redemptions, partial payments, or other actions affecting less than all Securities of the relevant class in any non-discriminatory manner that you or it customarily uses to make such selection;

         promptly after receipt you will forward to me those communications relating to any Securities held in my Securities Custody Account that call for voting, the exercise of rights, or other specific action (including materials relating to legal proceedings intended to be transmitted to holders of the Securities);

         perform or instruct the appropriate subcustodian to perform the following: (i) execute in my name any ownership and other certificates required to obtain payment, or exercise any rights in respect of any Securities; (ii) accept and open all mail directed to me, and (iii) retain or dispose of fractional interests received as a result of stock dividends in accordance with local law and practice. With respect to any corporate events not listed above, you will (in the absence of an instruction from an Authorized Person within any prescribed deadline) take any action that you consider appropriate under the circumstances.

   . Unless I have instructed you otherwise in writing, you are authorized to release to issuing companies my name, address, and share positions, in compliance with applicable laws.

   . I shall be solely responsible for compliance with any notification or other requirement of any jurisdiction relating to or affecting my beneficial ownership of Property, and you will not be liable for my non-compliance with such requirements.

   . In some securities markets and cash clearing systems, deliveries of Securities and cash may be reversed under certain circumstances. Accordingly, credits of Securities to the Custody Account and cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the Securities or cash is reversed.

POWER OF ATTORNEY

I appoint you as my attorney-in-fact to represent me in every respect, in my name and place, with regard to my Securities Custody Account. You are authorized to execute endorsements, assignments, or other instruments of conveyance or transfers of Securities or other Property or to execute any other documents that you deem to be necessary or desirable and proper in connection with the transfer of any Property. Your signature, as well as any and all declarations on other documents, shall be fully binding on me, and I hereby declare myself fully liable for any and all dispositions made by you. This power is coupled with an interest and shall survive my disability or incompetence. Your appointment as attorney-in-fact pursuant to this paragraph will not be understood to impose upon for any additional duties not expressly undertaken in this Agreement.

STANDING BROKER TRANSACTIONS

You are authorized to accept and act on all instructions received from Morgan Affiliates to either receive or deliver Property against payment into or from my Custody Account and to charge my Cash Account for any transaction, service, or other fee on behalf of such affiliate. In carrying out any Securities transaction, I understand that I will not send you separate settlement instructions. I agree to assume all risks that may result from any action you take in reliance in good faith on such instructions.

I authorize you to receive from or deliver to any broker Securities as specified by the broker through the Depository Trust Company ("DTC") Interactive Institutional Delivery System. You will accept instruction through DTC from any broker and will automatically affirm and settle for my Custody Account each Securities transaction when my broker provides information to you through DTC's Interactive Institutional Delivery System or any other electronic execution, affirmation, confirmation, or delivery system for Securities in common use in the relevant market or markets for any particular instrument that you determine to be appropriate under the circumstances in your sole discretion. In carrying out these transactions, my broker will furnish me with confirmations directly and my broker will be responsible for the accuracy of the trade and any other transaction details.

6.  DIRECT PURCHASE OF J.P. MORGAN AND AMERICAN CENTURY FUNDS

I may purchase shares directly in one or more J.P. Morgan or American Century Funds after I have received and reviewed its prospectus. If I purchase shares in a J.P. Morgan and American Century Fund, I request that information on my investment in such J.P. Morgan and American Century Fund be included on my Asset Account statement. I understand that I will not receive a separate J.P. Morgan and American Century Fund statement.

All cash proceeds of redemptions of J.P. Morgan and American Century Money Market shares will be credited to my Cash Account. Dividends and capital gains distributions from my J.P. Morgan and American Century Funds will be reinvested unless I otherwise notify you at the time of purchase.

7.  LINE OF CREDIT

By NOT checking the applicable box in the Application, I am requesting you to extend credit to me from time to time as provided for in this Agreement. In your sole discretion you will determine the amount of my credit limit from time to time based on what you may determine to be the lending value of assets held in my Asset Account ("Line of Credit"), but it will generally not exceed $3,000,000.

Each Asset Account statement will show the total amount available under my Line of Credit and the amount(s) which I have drawn under my Line of Credit (each, a "Loan"). Subject to the terms of this Agreement, a Loan may be made whenever the collected balance in my Cash Account is insufficient to pay a check, VISA Card transaction or any debit to my Cash Account. I recognize that you may at any time withdraw or modify the Line of Credit and demand repayment of the Loan, without prior notice, even though this may cause checks drawn on the Cash Account to be returned unpaid, authorizations for Card Transactions to be denied, or other debits to the Cash Account to be rejected. Each Loan is secured by any Collateral in which I have granted you a security interest as described in the General Terms.

I represent and warrant that I have not requested JPMSI to arrange for you to finance my purchase of any Security underwritten or placed by JPMSI during the period of underwriting or placement, or for 30 days thereafter, or to provide financing against such a Security as Collateral.

I agree to repay you:

   . ON DEMAND for the principal amount of any Loan under my Line of Credit and any related finance charges and other fees and charges; and

   . in U.S. Dollars in same day funds.

Whenever there are Loans or related fees or other charges (collectively, the "Loan Balance") outstanding under my Line of Credit, you will charge me, and I agree to pay, finance charges determined as described below. Finance charges begin to accrue on the day a Loan is made, or a fee or other charge is due, and continue to accrue until the Loan Balance is paid in full.

You will determine the applicable finance charge by applying the Daily Periodic Rate to the Daily Balance of my Line of Credit.

The Daily Balance is the beginning balance of my Line of Credit each day plus the amount of any Loans or other debits made during the day minus the amount of any payments or other credits made during the day.

The Daily Periodic Rate and corresponding Annual Percentage Rate are variable rates and therefore may increase or decrease from one billing cycle to another. The Daily Periodic Rate will be equal to one divided by 360 and then multiplied by the sum of (i) the rate of interest announced by you from time to time as your Asset Account Preferred Rate (the "Preferred Rate") plus or minus (ii) the percentage amount, if any, that I will be advised of by you when you advise me of my credit limit ("Spread Percentage"). The corresponding Annual Percentage Rate is the Preferred Rate plus the Spread Percentage, if any.

The Daily Periodic Rate and corresponding Annual Percentage Rate increase when the Preferred Rate increases and decrease when the Preferred Rate decreases. An increase in the Daily Periodic Rate and corresponding Annual Percentage Rate means I pay a larger finance charge. A decrease in the Daily Periodic Rate and corresponding Annual Percentage Rate means I pay a smaller finance charge.
There is no limit on the amount by which the Daily Periodic Rate and corresponding Annual Percentage Rate may change at any one time or over the life of my Line of Credit. If the Daily Periodic Rate changes, it will be increased or decreased on the effective date of such change. The new Daily Periodic Rate will be applied to the Daily Balance beginning on that day.

If I am in default on any obligation under the terms of my Line of Credit, I agree to pay a finance charge at two percentage points (2%) above the Annual Percentage Rate that otherwise would apply.

Without prejudice to my obligation to make payment on demand, I agree to pay all of my finance charges on the first Business Day of each month. I understand that such amount will automatically be paid from my Cash Account to the extent there are sufficient available funds in my Cash Account. In the event the balance in my Cash Account is insufficient, I agree to pay such finance charges from other sources upon your demand.

In the event that my Loan Balance on any day exceeds my Line of Credit for any reason, I authorize you to liquidate sufficient Collateral and/or to redeem sufficient J.P. Morgan or American Century Funds, as you choose in your sole discretion, and to apply the proceeds to bring my Loan Balance within my Line of Credit.

The following sections contain important information about my rights and your responsibilities under the Fair Credit Billing Act.

NOTIFICATION IN CASE OF ERRORS OR QUESTIONS ABOUT MY STATEMENT. If I think there is an error on my Asset Account statement relating to my Line of Credit, or if I need more information about a Line of Credit transaction on my statement, I will send you a letter as soon as possible to the address listed on my statement. You must hear from me no later than 60 days after you have sent me the first statement on which the error or problem has appeared. I can telephone you but doing so will not preserve my rights.

In my letter, I will give you the following information:

   . My name and Asset Account number;

   . The dollar amount of the suspected error; and

   . A description of the error and explanation, if I can furnish one, of why I believe there is an error. If I need more information, I will describe the item I am not sure about.

MY RIGHTS AND YOUR RESPONSIBILITIES AFTER YOU RECEIVE MY WRITTEN NOTICE. You must acknowledge my letter within 30 days, unless you have corrected the error by then. Within 90 days, you must either correct the error or explain why you believe the statement was correct.

After you receive my letter, you cannot try to collect any amount I question or report me as delinquent. You can continue to bill me for the amount I question, including finance charges, and you can apply any unpaid amount against my credit limit. I do not have to pay any questioned amount while you are investigating, but I am still obligated to pay the parts of my bill that are not in question.

If you find a mistake on my statement, I will not have to pay any finance charges related to any questioned amount. If you did not make a mistake, I may have to pay finance charges, and I will have to make up any missed payments on the questioned amount. In either case, you will send me a statement of the amount I owe and the date that it is due.

If I fail to pay the amount that you think I owe, you may report me as delinquent. However, if your explanation does not satisfy me, and I write to you within 10 days telling you that I still refuse to pay, you must tell anyone you report me to that I have a question about my statement. You must tell me the name of anyone to whom you reported me. You must tell anyone you report me to that the matter has been settled between us when it finally is.

If you do not follow these rules, you cannot collect the first $50 of the questioned amount, even if your bill was correct.

8.  FUNDS TRANSFERS

I may elect to transfer funds into or out of my Account by funds transfers, payment orders or automated clearing house ("ACH") transactions.

If I have requested you to arrange for domestic and/or international funds transfers and related services, I authorize you to accept funds transfer instructions from me by telephone, tested telex, facsimile transmission, or in writing or other methods upon which we may agree and to receive funds sent to my Account ("Payment Orders"). Payment Orders are funds transfer instructions NOT governed by the Electronic Funds Transfer Act.

I authorize you to charge my Account in accordance with the terms of any Payment Order. However, you may delay acting upon or refuse to accept any Payment Order, and I agree that you are not responsible for any losses, including attorneys' fees, which result, from your acting or refusing to act on any Payment Order.

I understand you will receive and process a Payment Order only on a Business Day and within your established cut-off hours, which you may revise from time to time without prior notice to me. You may process and route a late Payment Order in any manner you select on the day of receipt, or you may hold the Payment Order and send it on your next Banking Business Day. I shall be responsible for identifying the routing of a funds transfer. You are authorized to select any conventional means to effect my Payment Order, including funds transfer systems, intermediary banks, and other organizations. I understand that none of those organizations are your agents and you are not responsible for their acts and omissions.

Any Payment Order I make from my Account will include the following information:

   . Name of receiving bank

   . Street address of receiving bank
   . City, country
   . Beneficiary account title
   . Beneficiary account number

You shall have no obligation to cancel or modify a Payment Order, but you shall make reasonable efforts to do so.

You shall notify me if a Payment Order is rejected or not executed.

You may rely on a standard identifying or a bank account number of an intermediary bank, beneficiary's bank, or beneficiary as proper identification of each, even if the number, no matter where located in a Payment Order, identifies a person different from the bank or beneficiary identified by name. I shall be responsible for any funds transfer made in accordance with such number, notwithstanding any inconsistency between the number and any name or other non-numerical identification. You have no obligation to verify the account number belonging to an intended beneficiary. I shall be the originator of each funds transfer payment unless I inform you.

I shall notify you of any unauthorized, duplicate, or otherwise erroneous Payment Order within a reasonable time, not to exceed 10 days after the date I receive notice from you that the Payment Order was accepted or executed or that my Account was debited. You shall not be liable for any such errors or discrepancies reported after 10 Business Days.

With respect to any delayed Payment Order, your liability shall not exceed interest at customary bank rates for the period from the day when the Payment Order should have been sent until the day when the Payment Order is actually carried out. However, you shall be liable for only 10 days' interest if I shall fail to report a delayed Payment Order to you within 10 Business Days from the date the payment should have been sent.

You shall not be responsible for any act or omission of any intermediary bank or payment system. I shall bear the risk of insolvency of an intermediary bank or payment system and shall immediately reimburse to you any amount you have paid the insolvent intermediary bank or payment system. I shall also bear any costs imposed by receiving banks in processing Payment Orders.

9.  THE CHECK CARD

You may provide a VISA(R) Gold Check Card ("Card") in connection with the Cash Account. I understand that I must refer to the separately provided disclosures and agreements concerning the Card, including those set forth in your VISA(R) Gold Check Card Agreement and Disclosure Statement.

      **********

ASSET ACCOUNT BROKERAGE AGREEMENT
J.P. MORGAN SECURITIES INC.

J.P. MORGAN SECURITIES INC. ("JPMSI") IS A WHOLLY-OWNED SUBSIDIARY OF J.P. MORGAN & CO. INCORPORATED. JPMSI IS A BROKER/DEALER REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS A MEMBER OF THE NEW YORK STOCK EXCHANGE INC., THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., SECURITIES INVESTOR PROTECTION CORPORATION, THE AMERICAN STOCK EXCHANGE, AND OTHER EXCHANGES AND SELF-REGULATORY ORGANIZATIONS.

JPMSI OBLIGATIONS AND THE SECURITIES SOLD, OFFERED, OR RECOMMENDED BY JPMSI ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"). JPMSI IS NOT A BANK AND IS A SEPARATE LEGAL ENTITY FROM MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MGT") AND ALL OTHER MORGAN AFFILIATES. THE OBLIGATIONS OF JPMSI ARE NOT OBLIGATIONS OF MGT OR ANY OTHER MORGAN AFFILIATE (UNLESS EXPLICITLY STATED OTHERWISE), AND NEITHER MGT NOR ANY OTHER MORGAN AFFILIATE IS RESPONSIBLE FOR SECURITIES SOLD, OFFERED, OR RECOMMENDED BY JPMSI. MGT AND OTHER MORGAN AFFILIATE MAY BE LENDERS TO ISSUERS OF SECURITIES THAT JPMSI

UNDERWRITES, IN WHICH CASE PROCEEDS OF OFFERINGS UNDERWRITTEN BY JPMSI MAY BE USED FOR THE REPAYMENT OF SUCH LOANS. I AGREE TO REFER TO THE DISCLOSURE DOCUMENTS RELATING TO PARTICULAR SECURITIES FOR DISCUSSION OF ANY SUCH LENDING RELATIONSHIPS.

AS A MATTER OF POLICY, JPMSI DOES NOT RECEIVE PAYMENT FOR ORDER FLOW IN RETURN FOR DIRECTING CUSTOMER ORDER FLOW TO PARTICULAR BROKER/DEALERS OR MARKET CENTERS. IT IS JPMSI'S POLICY TO ROUTE CUSTOMER ORDERS TO THE MARKET WHERE IT BELIEVES CLIENTS WILL RECEIVE THE BEST EXECUTION, TAKING INTO ACCOUNT PRICE, RELIABILITY, MARKET DEPTH, QUALITY OF SERVICE, SPEED, AND EFFICIENCY.

THE IMPORTANT DISCLOSURES IN BOLD IN THE FRONT OF THE GENERAL TERMS APPLY TO THIS AGREEMENT. I HAVE CAREFULLY READ AND UNDERSTAND THOSE PROVISIONS (I) WHICH ALLOW MORGAN AFFILIATES TO SHARE INFORMATION ABOUT ME WITH EACH OTHER AND (II) WHICH RELATE TO THE RISKS OF INVESTING IN J.P. MORGAN AND AMERICAN CENTURY FUNDS.

BROKERAGE ACCOUNT(S).

When I open one or more Brokerage Accounts with JPMSI, I agree to the following terms and conditions:

1.  GENERAL TERMS AND CONDITIONS; DEFINITIONS

This Agreement is subject to the General Terms for Accounts and Services (the "General Terms"). Capitalized terms not defined in this Agreement have the meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail.

2.  CUSTODY

Unless I specify otherwise on the Application, MGT or a Morgan Affiliate will act as custodian of the Property transacted through my Brokerage Accounts. MGT or any other Morgan Affiliate that acts as my custodian will provide custody services in accordance with the provisions relating to the Custody Account contained in the Asset Account Agreement.

3.  REPRESENTATIONS

I represent that the information I have provided on the Application and my additional documentation I have provided to you with respect to whether I am an employee or a member of any exchange, the National Association of Securities Dealers Inc. ("NASD"), or employee of a bank, trust company, or insurance company is correct. If that information changes, I agree to notify JPMSI promptly.

I agree to designate all sell orders for Securities as "long" or "short." If I designate a sale of a Security as "long," I certify that I own the Securities to be sold, and, if such Securities are not in JPMSI's possession, I will deliver such Securities to JPMSI on or before settlement date.

4. FAILURE OR INABILITY TO DELIVER

a. if I instruct JPMSI to sell any Property and I fail to make the Property available for delivery, I authorize JPMSI to borrow, purchase or obtain any Property necessary to make delivery. I agree to be responsible for fees charged in connection with my failure to make delivery and for any loss, expenses, premiums and other costs that JPMSI may sustain which are related to such borrowing, purchase or obtaining of any Property or to its inability to do so.

b. JPMSI may charge my Brokerage Account with customary charges as JPMSI may determine to cover JPMSI's services and facilities, including transaction fees. I will promptly pay JPMSI any deficiency that might arise in my

Brokerage Account. I understand and agree that a finance charge may be charged on any debit balance I have with JPMSI; JPMSI is authorized to obtain payment from other accounts I maintain with Morgan Affiliates if amounts in my Brokerage Account are insufficient or I fail to pay JPMSI any deficiency. If any transactions are effected on an exchange in which a foreign currency is used, any profit or loss as a result of a fluctuation in the exchange rate will be charged or credited to my Brokerage Account.

5.  RESTRICTIONS ON TRADING

I understand that JPMSI may in its sole discretion prohibit or restrict my trading of Securities.

THE FOLLOWING SECTION REGARDING ARBITRATION APPLIES ONLY TO BROKERAGE AND MARGIN ACCOUNTS WITH JPMSI AND NOT TO ANY OTHER ACCOUNT.

6. ARBITRATION

To the extent permitted by applicable law, I agree that any controversy (i) arising out of or relating to any of my Brokerage Accounts maintained with JPMSI in any capacity, or (ii) relating to my transactions or accounts with any of JPMSI's successor firms by merger, acquisition, or other business combination after the inception of such Brokerage Account; or (iii) with respect to transactions of any kind executed by, through, or with JPMSI, its officers, directors, agents, and/or employees; or (iv) with respect to this Brokerage Agreement, or the claimed breach thereof, shall be resolved solely and exclusively by arbitration conducted only at the New York Stock Exchange, American Stock Exchange, National Association of Securities Dealers, Inc. ("NASD") or through any other self-regulatory organization ("SRO") subject to the jurisdiction of the Securities and Exchange Commission, and pursuant to the arbitration procedures then in effect of any such exchange or SRO as I may elect. If I do not make such election by registered mail addressed to JPMSI at its main office within five days after demand by JPMSI that I make such election, then JPMSI will have the right to elect the arbitration tribunal of its choice. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

a.  I acknowledge that JPMSI has advised me of the following:

ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT. INCLUDING THE RIGHT TO JURY TRIAL;

PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND

THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION [OR] WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

   (I) THE CLASS CERTIFICATION IS DENIED;

   (II)  THE CLASS IS DECERTIFIED; OR

   (III)  THE CLIENT IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

This arbitration provision may be waived only with the written agreement of JPMSI.

I agree that the terms of any settlement or any award determined by arbitration shall be confidential and shall not be disclosed by JPMSI or any other Morgan Affiliate under any circumstances unless required by applicable law, judicial proceeding, or self-regulatory organization rule.

7.  OTHER ACCOUNTS

The provisions of this Agreement shall be continuous, shall cover individually and collectively all accounts that I may open or reopen with JPMSI, and shall inure to the benefit of JPMSI's present organization, and any successor organization or assigns.

PLEASE NOTE THAT FOR TRADING IN OPTIONS, DERIVATIVES, OR MARGIN LENDING, ADDITIONAL DOCUMENTATION IS REQUIRED.

8. NO INVESTMENT DECISIONS; ADVICE

I acknowledge that all investments, unless otherwise agreed expressly in writing, executed through my JPMSI brokerage account are made upon my sole discretion, risk and responsibility. At your discretion you may contact me about investment opportunities you believe may be of interest to me. I understand that you are not obliged to provide me with any financial, market or investment information and do not act as my investment advisor, nor do you provide legal, estate planning, accounting or tax advice with respect to any opportunities you present to me. You assume no responsibility for the accuracy and completeness of or the performance or outcome or tax consequences of any investment made by me as a result of receiving information from you, and you have no obligation to update the information or recommendation provided. Your recommendation does not imply any endorsement or guarantee.

9.  MARGIN ACCOUNT

In your sole discretion if I have applied for it, you may provide margin to me in connection with my Brokerage Account pursuant to a separate Margin Agreement.

         ***********

MARGIN AGREEMENT
J.P. MORGAN SECURITIES INC.

MARGIN ACCOUNT(S)

When I open a Margin Account with JPMSI, I agree to the following terms and conditions:

1.  GENERAL TERMS AND CONDITIONS; DEFINITIONS

This Agreement is subject to the General Terms for Accounts and Services (the "General Terms") and to the terms and conditions contained in the Brokerage Agreement, including but not limited to terms and conditions relating to pre-dispute arbitration and security interest. Capitalized terms not defined in this Agreement have the meanings given to them in the General Terms and the Brokerage Agreement. To the extent there are any conflicts between the General

Terms and the terms of this Agreement, this Agreement will prevail. To the extent there are any conflicts between this Agreement and the Brokerage Agreement, this Agreement will prevail.

2.  INTEREST AND FEES

I agree to pay interest charges and other fees which are imposed in connection with my Margin Account, and to pay promptly on demand any debit balance in my Margin Account.

3.  SHORT AND LONG SALES

I agree to designate all sell orders for Securities as either "long," or short". If I designate a sale of a Security "long" I certify that I own the Securities to be sold and, if such Securities are not in JPMSI's possession, I will deliver such Securities to JPMSI on or before the settlement date.

4.  MARGIN CUSTODY

JPMSI will hold Collateral in my Margin Account in accordance with the provisions relating to the Custody Account contained in the Asset Account Agreement.

5.  MAINTENANCE OF COLLATERAL

I agree that Collateral in my Margin Account in JPMSI's possession or control may be used as collateral for JPMSI's general loans and may be pledged, repledged, hypothecated or rehypothecated separately or in common with other Securities and any other Property to JPMSI for the sum due to JPMSI or for a greater sum and without retaining in JPMSI's possession and control for delivery a like amount of similar Securities or other Property.

6.  LENDING OF SECURITIES

As permitted by applicable law and regulation, JPMSI is hereby authorized to lend, to itself as broker and to others, any Securities JPMSI holds on margin in JPMSI's possession or control together with all attendant rights of ownership (including the right to vote the Securities).

7.  ADDITIONAL REPRESENTATIONS; MARGIN REQUIREMENT

I hereby represent and warrant as of the date of my signed Application and on every day on which I incur an additional obligation to JPMSI or any Morgan Affiliate, that: (i) no other party has an interest in my Margin Account; (ii) I will at all times maintain Collateral at levels in my Margin Account as JPMSI may require from time to time in JPMSI's sole discretion; (iii) except as I have informed or may from time to time inform JPMSI in writing, I am not an affiliate (as defined in Rule 144(a)(1) under the Securities Act of 1933) of the issuer of any security held in my Margin Account; (iv) since the date of my most recent audited or unaudited financial statements (if any) there has been no material adverse change in my business, financial condition, results of operations or prospects; (v) all of my other representations made under the General Terms and Brokerage Agreement continue to be true.

8. MAXIMUM INTEREST

I will never be required to pay interest in excess of the maximum amount permitted to be charged by JPMSI under applicable state or federal law. If for any reason, I pay interest in excess of such maximum amount, upon determination that such excess has been paid, JPMSI, at its option will either refund such excess amount to me or apply such excess to the principal owing under my Margin Agreement.

         **********

INVESTMENT MANAGEMENT AGREEMENT

THE IMPORTANT DISCLOSURES IN BOLD IN THE FRONT OF THE GENERAL TERMS APPLY TO THIS AGREEMENT. I HAVE CAREFULLY READ AND UNDERSTOOD THOSE PROVISIONS WHICH ALLOW MORGAN AFFILIATES TO SHARE INFORMATION ABOUT ME WITH EACH OTHER.

Generally, Investment Management Accounts are maintained at and my Investment Advisor is with the Morgan Affiliate determined to be most convenient for me when the Account is opened. The Morgan Affiliate with which my Investment Management Account is held is identified on my monthly statements. For example, if I reside in California and my client advisor is located in Los Angeles or San Francisco, my Account will be with J.P. Morgan California. Similarly, if I reside in Illinois or Florida, and my client advisor is located in Chicago or Palm Beach, my Account will be at J.P. Morgan Trust Company of Illinois or J.P. Morgan Florida, respectively.

INVESTMENT MANAGEMENT ACCOUNT.

When I open one or more Investment Management Accounts with you as my Investment Manager, I agree to the following terms and conditions:

1.  GENERAL TERMS AND CONDITIONS; DEFINITIONS

This Agreement is subject to the General Terms for Accounts and Services (the "General Terms"). Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail.

2.  INVESTMENT MANAGEMENT

I appoint you as investment manager for each Account established under this Agreement. I request you, as discretionary investment manager, to make sales, exchanges or investments, or to take any other action that you deem necessary or desirable as to the Property held in the Account. You will manage the Account following your own judgment and discretion, subject to the Asset Allocation Guidelines contained in my Application to this Agreement but without other instructions from me. If at any time I believe changes should be made in the Asset Allocation Guidelines, I will discuss them with you. You will implement any such changes after our mutual agreement and my written confirmation.

I may from time to time discuss with you my overall wealth or investment strategy, referring to assets outside my Investment Management Account. I understand that your exercise of judgment and discretion under this Agreement covers only the Investment Management Account, and not any other account I may have with any Morgan Affiliate including my Asset Account or any other institution. I acknowledge that investment decisions regarding my other assets will be at my own direction, even if executed through you or other Morgan Affiliates.

If, at any time, because of major fluctuations in market prices, abnormal market conditions or any other reason beyond your control, there is a deviation from the Asset Allocation Guidelines, you will not be deemed to be in breach of the Asset Allocation Guidelines, provided that you take steps to comply with the Asset Allocation Guidelines within a reasonable period of time. If, in your judgment, compliance with the Asset Allocation Guidelines is not in my best interest, you may recommend the most appropriate way to deal with the deviation, and unless I direct you to the contrary within 14 Business Days of your transmittal of the recommendation, you are authorized to act in accordance with your recommendation.

3.  PERMISSIBLE INVESTMENTS AND CONFLICTS OF DUTY

Investments will be as determined by you in accordance with my Asset Allocation Guidelines and with considerations of availability and applicable fiduciary standards. Investments which may be made for my Account include stocks, bonds, warrants, puts, calls, swaps. forwards, futures, options, debentures, notes, mutual funds, unit trusts and other types of pooled interest funds and commingled investment vehicles, currencies, precious metals and other commodities, bank deposits, mortgages, limited partnership interests, and all other securities, obligations and derivatives of every description in which you may legally invest for my Account, regardless of investment grade, in any currency, whether registered or unregistered, restricted or unrestricted, publicly traded or not and on or off any exchange, and any documents or other instruments evidencing my rights or interests therein.

You are authorized to act on my behalf even though you or any Morgan Affiliates may have a potential conflict of duty or interest in a transaction. This includes the fact that you or any Morgan Affiliate may: provide brokerage services to other clients; act as a financial advisor or lender to an issuer of securities; act as underwriter, broker, dealer or placement agent with respect to securities; invest on my behalf in mutual or unit trust funds or other types of pooled interest funds and commingled investment vehicles established, sponsored, advised, managed by or otherwise affiliated with you (and you may be compensated separately for such functions); act as a counterparty in currency exchange, swap, option and other derivative transactions; act in the same transaction as agent for more than one client; have a material interest in an issue of securities; earn fees and profits from any of the above-listed activities in addition to the fees charged to me for your services under this Agreement; issue time deposits or certificates of deposit in which you invest on my behalf; and effect transactions between the Account and any other account for which you or any other Morgan Affiliate acts as broker-dealer.

You are authorized to arrange for the execution of transactions involving Securities or other Property, either by executing such transactions yourself or by means of brokers or other financial organizations of your choosing, including Morgan Affiliates. In addition, when you buy or sell Securities or other Property for which you or another Morgan Affiliate acts as a dealer or underwriter, you may buy or sell such Securities or other Property from or to either yourself or such other Morgan Affiliate, as principal.

You may aggregate purchases or sales of Securities for the Account with purchases or sales of the same Securities by your other accounts, including accounts in which you, your officers and employees or a Morgan Affiliate or their respective officers and employees have a financial interest.

You may effect purchases or sales of Securities for the Account which may coincide with purchases or sales of the same Securities by your other accounts or for your account or the account of Morgan Affiliates. In such instances, you will make allocations in a manner believed by you to be equitable to each client.

You, your officers and employees or a Morgan Affiliate may have directly or indirectly a position in or enter into a purchase and sale transaction in Securities recommended for the Account.

You may place instructions to execute transactions for the Account with brokers, dealers and banks who supply research to you and such research may be used by you in advising other accounts.

You are not required to notify me, before engaging in any transaction, including the transactions described above.

4.  RISKS OF CERTAIN INVESTMENTS

If appropriate under the Asset Allocation guidelines, you are authorized to invest in securities issued by real estate companies. Such securities may be subject to risks associated with the direct ownership of real estate, including the cyclical nature of real estate values, general and local economic and political conditions, overbuilding and increased competition, environmental liabilities, and changes in zoning laws and tax laws.

If appropriate under the Asset Allocation guidelines, you are authorized to invest in real estate investment trusts ("REITs"). Direct investment in REITs carries certain risks, including changes in the value of the underlying properties and defaults by borrowers or tenants, limited diversification in a REIT, the possible failure of a REIT to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and changes in interest rates.

If appropriate under the Asset Allocation Guidelines, you may invest in unlisted or privately placed securities. These securities may involve a high degree of business and financial risk that can result in substantial losses. Because of the absence of any trading market for such investments or privately placed securities and any restrictions on resale as a result of regulatory or contractual restrictions, it may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on these sales could be less than those originally paid by the Account. Further, companies whose securities are not publicly traded may not be subject to public disclosure and other investor protection requirements applicable to publicly traded securities.

5.  CUSTODY ACCOUNT

   . You may hold Property directly or indirectly through one or more subcustodians or securities depositories.

   . I agree that any Securities that you hold for me directly or indirectly through any subcustodian or securities depository may be treated as fungible with all other securities of the same issue pursuant to the provisions of applicable law.

   . You shall record, on your books, my interest in any Property that you hold directly or indirectly to my Account as my custodial agent.

   . Property may be registered in the name of your nominee, or in the name of the nominee of any depository or subcustodian that you use.

   . You may, in your discretion. hold non-US dollar currencies in my Account to be used in connection with transactions for my Account denominated in non-U.S. dollar currencies. You have the right to convert one currency into another at any time and without prior notice at the current market rate for spot foreign exchange transactions as determined by you or any Morgan Affiliate in such manner as you, in your sole discretion determine to be reasonable.

   . You may hold any currency on deposit with, and effect transactions through, an account with an affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency may be lawfully held on deposit.

      You will perform or instruct the appropriate subcustodian to perform the following: (i) execute in my name any ownership and other certificates as may be required to obtain payment, or exercise any rights, in respect of any Property; (ii) accept and open all mail directed to me; and (iii) retain or dispose of fractional interests received by you or a subcustodian as a result of stock dividends in accordance with local law and practice. With respect to any corporate events not listed above, you shall take any action that you consider appropriate under the circumstances.

   . I shall be solely responsible for compliance with any notification or other requirement of any jurisdiction relating to or affecting my beneficial ownership of Property, and you will not be liable for my non-compliance with such requirements.

   . In some securities markets and cash clearing systems, deliveries of Securities and cash may be reversed under certain circumstances. Accordingly, credits of Securities to the Custody Account and cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the Securities or cash is reversed.

If you do not act as custodian for my Account, I will provide additional information relating to my custodian or the Application. In this situation, I will promptly advise you of any contributions to or withdrawals from the Account as they may occur from time to time.

6.  POWER OF ATTORNEY

I appoint you as my attorney-in-fact to represent me, in my name and place, with regard to my Account. You are authorized to execute endorsements, assignments, or other instruments of conveyance or transfer of Securities or other Property or to execute any other documents that you deem to be necessary or desirable and proper in connection with the transfer of any Property. Your signature, as well as any and all declarations other documents, shall be fully binding on me, and I hereby declare myself fully liable for any and all dispositions made by you. This power shall be coupled with an interest and shall survive my disability or incompetence.

7.  GENERAL DISCLOSURE COVERING OUTSIDE ACTIVITIES

Nothing in this Agreement shall limit or restrict the right of any of your directors, officers, employees or agents to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of similar or dissimilar nature.

8.  CREDIT FACILITY

By not checking the applicable box on the Application to this Agreement, I am requesting you to make extensions of credit to me from time to time. Such extensions of credit, including lines of credit, will be in excess of $25,000.
I will execute any additional documentation related to this extension of credit.

9.  APPLICATION INFORMATION

The Application to this Agreement must be fully completed before you will be able to provide investment management services. If it is incomplete, you will contact me to obtain additional information. I will be sent a completed copy of this form based on the information you received from me by telephone or other means. If there are any inaccuracies in the copy I receive, I will notify you within 10 days of your sending me a completed copy. I will also notify you of any future changes to this information. Absent notification, the information contained in this form will be deemed accurate and complete.

         **********

MONEY MARKET INVESTMENT ACCOUNT ("MMIA") AGREEMENT

MONEY MARKET INVESTMENT ACCOUNT

When I open a Money Market Investment Account with MGT, I agree to the following terms and condition:

1.  GENERAL TERMS AND CONDITIONS; DEFINITIONS

This Agreement is subject to the General Terms and Agreements for Accounts and Services (the "General Terms"). Capitalized terms not defined in this Agreement have the meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail.

2.  MINIMUM OPENING DEPOSIT AND MINIMUM BALANCE REQUIRED TO EARN INTEREST

The MMIA holds only U.S. dollar deposits. My initial opening deposit must be no less than $10,000.

In order to earn the annual percentage yield on any given day, (i) I must maintain a minimum balance of $10,000 in my MMIA on that day and (ii) I cannot make more than six transfers or non-cash withdrawals from my MMIA during any month. However, if I use my VISA(R) Gold Check Card (the "Card") at an ATM, there is no limit on the number of transfers I can make between the MMIA and other accounts I have with you or the number of cash withdrawals I can make from my MMIA.

3.  INTEREST RATE AND ANNUAL PERCENTAGE YIELD

Interest accrues daily on funds deposited in my MMIA on the Business Day I deposit cash or non-cash items to the day of withdrawal, without the benefit of any grace periods. The balances in my MMIA will earn an initial annual interest rate with an annual percentage yield described in the current rates schedule in effect as of the day on which I make my initial deposit, based upon the balance that I have in my MMIA each day. My interest rate and annual percentage yield may change. You may change the interest rate on my MMIA daily at your discretion without application of a specific index, formula or schedule. For current interest rate and annual percentage yield information, I will call my client service specialist.

Interest is calculated on my MMIA using the daily balance method. This method applies a daily periodic rate to the principal in my MMIA at the end of each day. Interest earned during each month will be compounded (added to principal) monthly and credited to my MMIA monthly on the last Business Day of the month in which it was earned, effective as of the last calendar day of that month.

Interest, when credited, will be treated as a deposit and will bear interest from the first Business Day of the month after the month in which it was credited.

If I close my Account before interest is credited, I will receive the interest accrued through the prior day.

4.  WITHDRAWALS FROM MY MMIA; LIMITATIONS ON WITHDRAWALS AND TRANSFERS

My MMIA is with the New York office of Morgan Guaranty Trust Company of New York. I will be notified if my MMIA is transferred to another branch office or Morgan Affiliate. Any deposit I make or credit that is entered to my MMIA will be provisional until you receive final settlement. You may revoke any provisional credit and charge back the amount to my MMIA or I will reimburse you for that amount. I can withdraw funds in my MMIA by using my Card or initiating a payment order.

Federal regulations require you to limit the number of transfers of the following types from MMIA accounts: recurring payments I set up in advance; or payments and transfers I authorize using a telephone or personal computer.

The maximum number of transfers of these types permitted are: six per statement period from MMIAs, of which no more than three may be by check. If I have reached either of these limits, you may refuse to process a transfer that I am requesting using a telephone or personal computer. If these limits are exceeded three times in a calendar year, you will be obliged to restrict or close my MMIA. There is no limit on the number of transfers I can make in person at a branch or at ATMs. In addition, you will not pay any interest on my MMIA the month following any statement period in which I made more than six such transfers.

Under the following circumstances, you may refuse withdrawals from my MMIA:

   . You reserve the right to require seven days' advance written notice before permitting a withdrawal from my MMIA, although you do not presently exercise this right.

   . You suspect fraud or irregularity.

   . You are served with legal process in any judicial proceeding, and you in good faith believe that you are required or it is prudent to do so until final determination of the judicial proceeding.

   . Funds I wish to withdraw are not available (see the Funds Availability
     Policy in the General Terms).

   . If the Account is pledged as collateral.

   . Other: Please refer to the General Terms and Disclosures for other limitations that may apply.

5.  FUNDS TRANSFERS

The Funds Transfer section of the Asset Account Agreement will apply to all funds transfer payment orders I make from or to my MMIA.

6.  INSUFFICIENT FUNDS

You may refuse to make any withdrawal, debit to or instruction to transfer funds from my MMIA if such withdrawal, debit or transfer will result in an overdraft in my MMIA. At your sole discretion, if an overdraft would be created or exists in my MMIA, you may make payments from my MMIA and extend credit to me to cover those payments under the terms described below and in the applicable Fee Schedule.

I agree to repay you:

   . ON DEMAND for the principal amount of any advance you make to me to cover my overdrafts or any part thereof, including any, finance charges and other fees and charges related to that amount; and

   . in U.S. Dollars in same day funds.

I will be deemed to have received demand for payment of any overdraft when the corresponding debit to my MMIA is entered, and I shall repay the amount of the overdraft immediately.

Whenever there are outstanding overdrafts, or unpaid fees or other charges relating to my MMIA (collectively, the "Loan Balance"), you will charge me, and I agree to pay, finance charges at the applicable Annual Percentage Rate (which I understand is determined by applying a Daily Periodic Rate to a Daily Balance as described in your Fee Schedule). Finance charges begin to accrue on the day an overdraft, fee, or other charge is due, and continue to accrue until the Loan Balance is paid in full.

If I am in default on any payment obligation, I agree to pay a finance charge at two percentage points (2%) above the Annual Percentage Rate that otherwise would apply.

Without prejudice to my obligation to make payment on demand, I agree to pay all of my finance charges on the first Business Day of each month. I understand that such amount will automatically be paid from my MMIA to the extent there are sufficient available funds in my MMIA. In the event the balance in my MMIA is insufficient, I agree to pay such finance charges from other sources upon your demand.

7.  THE CHECK CARD

You may provide a Card in connection with the MMIA and I understand that I should refer to the separately provided agreements and disclosures covering the Card. I will not be able to make purchases by using the Card.

         **********

CHECKING ACCOUNT AGREEMENT

CHECKING ACCOUNT

When I open a Checking Account with you, I agree to the following terms and conditions:

1.  GENERAL TERMS AND CONDITIONS; DEFINITIONS

This Agreement is subject to the General Terms for Accounts and Services (the "General Terms"). Capitalized terms not defined in this Agreement have the meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail.

2.  MINIMUM OPENING DEPOSIT AND MINIMUM BALANCE REQUIRED TO AVOID ADDITIONAL
FEES

The Checking Account holds only U.S. dollar deposits. My initial opening deposit must be no less than $10,000, and I must maintain this minimum balance or I will be charged a quarterly account maintenance fee as set forth in the applicable fee schedule.

3. WITHDRAWALS FROM MY ACCOUNT; LIMITATIONS ON WITHDRAWALS AND TRANSFERS

My Checking Account is with the New York office of Morgan Guaranty Trust Company of New York. I will be notified if my Checking Account is transferred to another office or Morgan Affiliate. Any deposit I make or credit that is entered to my Checking Account will be provisional until you receive final settlement. You may revoke any provisional credit and charge back the amount to my Checking Account or I will reimburse you for that amount. I can withdraw funds in my Checking Account by using my Card, initiating a payment order or drawing a check.

Under the following circumstances, you may refuse withdrawals from my Checking Account.

   . Funds I intend to withdraw are not available (see the Funds Availability section of the General Terms).

   . If the Account is pledged as collateral.

   . If you suspect fraud or irregularity.

   . If you are served with legal process in any judicial proceeding, and you in good faith believe that you are required or it is prudent to do so until final determination of the judicial proceeding.

   . Other: Please refer to the General Terms and Disclosure for other limitations that may apply.

4.  FUNDS TRANSFERS

The provisions of the Funds Transfer section of the Asset Account Agreement will apply to any Funds Transfers I make to or from my Checking Account.

5.  INSUFFICIENT FUNDS

You may refuse to make any withdrawal, debit to or instruction to transfer funds from my Checking Account if such, withdrawal, debit or transfer will result in an overdraft in my Checking Account. At your sole discretion, if an overdraft would be created or exists in my Checking Account, you may make payments from my Checking Account and extend credit to me to cover those payments under the terms described below and in the applicable Fee Schedule.

I agree to repay you:

   . ON DEMAND for the principal amount of any advance you make to me to cover my overdrafts or any part thereof, including interest, finance charges and fees related to that amount; and

   . in U.S. Dollars in same day funds.

I shall be deemed to have received demand for payment of any overdraft, advance or credit upon the transfer of funds creating the debit to my Checking Account, and I shall repay immediately the amount of the overdraft, advance or credit. You will charge my Checking Account at a rate computed in accordance with the applicable Fee Schedule.

Whenever there are unpaid advances, interest payments or fees (collectively, the "Loan Balance") outstanding, you will charge me, and I agree to pay, finance charges. Finance charges begin to accrue on the day you make an advance to me and will continue until the Loan Balance is paid in full. Finance charges on my outstanding advances will be determined by applying a Daily Periodic Rate to a Daily Balance.

If I am in default of my payment obligations, you may charge, and I agree to pay interest at two percentage points (2%) above the Annual Percentage Rate as described in your Fee Schedule that would otherwise apply.

In addition to making payment upon demand, I agree to pay all of my finance charges each month on the first Business Day of the month. Such amount will be automatically paid from my Cash Account. In the event my Checking Account balance is insufficient, I agree to pay such finance charge from other sources upon your demand.

6.  THE CHECK CARD

You may provide a Card in connection with the Checking Account and I understand that I must refer to the separately provided agreements and disclosures covering the Card.

         **********

ELECTRONIC SERVICES AGREEMENT

Electronic Services refers to transactions in which the transfer of money begins electronically and includes: balance and transaction inquiries, funds transfers and withdrawals I make at available automated teller machines ("ATMs") by using my VISA(R) Gold Check Card, automatic transfers such as regularly recurring direct deposits of interest, dividend payments and salary, or payments to third parties; purchases I make by using my VISA(R) Gold Check Card which directly transfer funds from one of my Accounts; transfers that begin as instructions to you on my personal computer and end as a check or electronic payments; and transfers between my accounts for household purposes by telephone. Federal regulations refer to these types of transactions as Electronic Funds Transfers. See the Funds Transfers section of the Asset Account Agreement for information about other types of transfers.

I agree to the following terms and conditions in obtaining Electronic Services from you:

GENERAL TERMS AND CONDITIONS; DEFINITIONS

This Agreement is subject to the General Terms for Accounts and Services (the "General Terms"). Capitalized terms not otherwise defined in this Agreement have the same meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement will prevail.

VISA(R) GOLD CHECK CARD

1.  CARD USES

At my request and after you receive my completed Application, you may issue a VISA(R) Gold Check Card (the "Card") to me and any additional persons I indicate.

I may use my Card to:

   . Withdraw cash from, transfer funds between and find out the available balances in my Checking Account, MMIA or Asset Account at an ATM displaying the MAC(R) or PLUS System(R) worldwide; and,

   . Pay for purchases at merchants that display the VISA(R) logo ("Purchase"), obtain cash from a merchant (such as a supermarket) as part of a purchase at a merchant terminal or obtain cash from a financial institution that displays the VISA(R) logo.

Each of these is referred to as a "Card Transaction."

The amount of any cash withdrawals and Purchases will be deducted from either my Checking Account or my Asset Account. When I apply for the Card, I will select the Account from which Purchases should be deducted. Monies in my MMIA are not available to pay for Purchases made with the Card.

2.  PERSONAL IDENTIFICATION NUMBER

To use my Card, I must select a personal identification number ("PIN"). A PIN is required for all Card Transactions at network ATMs. My Card PIN is an identification code and a security procedure which is intended to ensure that only transactions I authorize are made with the Card. You advise me to choose a PIN that is easy to remember, but difficult for anyone else to guess. It should not be a birth date or part of any other number I carry with me (e.g., social security number, address). I understand that I must take all reasonable precautions to keep my PIN confidential and not to reveal my PIN to anyone.

3.  POINT OF SALE TRANSACTIONS

I can use my Card at participating merchants or financial institutions to obtain cash or pay for goods and services directly with cash in my Checking or Asset Account. These Purchases are referred to as "point of sale" transactions.

You have no obligations, however, if any merchant or financial institution refuses to honor my Card or retains my Card if authorization for its use is not given. I understand that if I make a Purchase which is returned for a refund, the refund normally will be made on a credit voucher which shall be credited to my Account in the normal course of business.

4.  LIMITATIONS ON CARD TRANSACTIONS

Not all services may be available at all ATMs or merchants where I can use the Card.

I may use the Card for cash withdrawals at ATMs or merchants for up to $1,000 each day or the available balance in my Account, whichever is lower. Total Purchases made with my Card may not exceed $25,000 each day (unless I am otherwise notified in writing) and may be lower in some cases. The day for withdrawal limits starts at 3:00 p.m. each day and ends at 3:00 p.m. the next day.

For security reasons, there are limits on the number of transfers I can make using the Card for cash withdrawals or Purchases. These limitations are imposed and not revealed for security purposes.

I agree that you will honor Card Transactions only if there are sufficient funds available in my Account. If you, at your discretion, extend credit to me and decide to pay the amount of a Card Transaction or transfer that exceeds funds available in my Account, I agree to repay you in full immediately in accordance with the provisions relating to extending credit contained in the Asset Account or Checking Account Agreement. I also agree that any Card Transaction or transfer may be subject to prior authorization by you or, if involving the Card, by a VISA(R) authorization center.

5.  CARD RENEWALS AND CANCELLATIONS

You will automatically send me a new Card before my current Card expires.

I may cancel my Card at any time for any reason. The Card you issue to me is and remains your property. You have the right to demand its return and to cancel it at any time. If you or I cancel the Card, I will destroy the Card or return it to you to prevent its further use.

HOME BANKING SERVICES VIA QUICKEN(R)

1.  BANKING BY PERSONAL COMPUTER - HOME BANKING SERVICES PROVIDED BY INTUIT

Home Banking Services refers to those Electronic Services which require the use of a personal computer. Home Banking Services are provided by Intuit using its Quicken(R) Software, not by you, and the terms, conditions, instructions and other directions contained in the Quicken(R) Software users guide ("Users Guide") are incorporated by reference in this Agreement. To the extent there are any conflicts between the Users Guide and this Agreement will prevail.

2.  COMPUTER REQUIREMENTS

To use the Home Banking Services, I will need the type of computer, related equipment, and software described in the Users Guide. My computer , the related equipment and software are referred to collectively as "my Computer."

I am responsible for the installation, maintenance, and operation of my Computer. You are not responsible for any errors or failures from any malfunction of my Computer, and you are not responsible for any computer virus or related problems that may be associated with the use of the Home Banking Services.

3.  SECURITY CODE

When I first enroll in the Home Banking Services, I will be assigned a temporary security code (my "Home Banking PIN" or "PIN".) During my first use of the Home Banking Services, I am required to select my ongoing Home Banking PIN. I will need my Home Banking PIN to gain access to Home Banking Services. I agree to take all reasonable precautions to keep my Home Banking PIN confidential to prevent unauthorized access to my accounts and to prevent unauthorized use of the Home Banking Services.

If I forget my Home Banking PIN, I must contact you to have my Home Banking PIN reset. You will reset my Home Banking PIN to the original number that I was issued upon signing this Agreement. I will retain the original letter for future reference.

4.  HOME BANKING SERVICES

A Checking or Asset Account will be the primary account from or to which Home Banking transactions will be posted. I may use the Home Banking Services to (a) transfer funds between my linked Accounts, (b) obtain Account balances and transaction information for these linked Accounts, (c) send electronic mail ("email") to you and receive email from you, and (d) pay bills directly using the Home Banking Bill Payment Service from my Account in the amounts and on the days I request. I may use my Computer to reach Intuit 24 hours a day, seven days a week, except during any special maintenance periods. These features of the Home Banking Services are limited to the extent, and subject to the terms, noted below:

   . There will be at least a one-business-day delay in transferring funds between linked Accounts. I should read the Users Guide for a more detailed description of the delays involved in transferring funds from particular types of Accounts.

   . You will not immediately receive email that I send. Therefore, I should not rely only on email if I need to communicate with you immediately--for example, if I need to stop payment on a check, to report a lost or stolen check card, or to report an unauthorized transaction from one of my accounts. You will not take action based on my email requests until you actually receive my message and have a reasonable opportunity to act.

   . Transactional information for my linked Accounts will be available from the Home Banking Services for a maximum of 60 calendar days prior to the date of inquiry.

5.  HOME BANKING BILL PAYMENT SERVICE

To subscribe to Home Banking Bill Payment, I must be a subscriber to the Home Banking Services and have an Account, which can be operated with a single signature and which will be used for bill payments. I have authorized Intuit to make bill payments in the manner described below, and I authorize you to honor these payments as if they had been initiated directly by me in writing to you.

To pay bills using Home Banking Bill Payment, I must use my Computer to authorize a payment. After Intuit receives my instructions, it will make my payment either by initiating a transfer of funds electronically from my Account to the payee, or by preparing a check payable to the payee and sending the check to the payee. Only payees with United States addresses can be paid using Home Banking Bill Payment. The minimum bill payment amount is $1; the maximum bill payment amount is $999,999.

If a payment is to be made by check, I authorize Intuit to draw a check on my Account and sign it on my behalf. I agree not to order a bill payment unless sufficient available funds will be in my Account to pay the check when it is presented for payment. While most payments can be made using Home Banking Bill Payment Services, Intuit has reserved the right to refuse to process payments to certain payees. I may use Home Banking Bill Payment to authorize recurring payments in order to automatically pay recurring bills. These payments must be for the same amount each month, and they will be paid on the same calendar day of each month, or on the following Business Day if the regular payment day falls on a weekend or holiday.

When a payment I have initiated reaches you, I authorize you to debit my Account accordingly. If there are insufficient available funds in the Account to make a payment I have authorized, you may refuse to pay the item or you may make the payment and thereby overdraw the Account. In either event, I am responsible for any insufficient funds or overdraft charges you may impose.

You reserve the right to refuse to honor payments that reasonably appear to you to be fraudulent or erroneous.

When scheduling a payment, I must enter and transmit my bill payment instructions at least five Business Days before I wish the payment to be sent. It is my responsibility to authorize my bill payments in such a manner that my bills may be paid on time. I am responsible for any late payment or finance charges that may be imposed as a result of my failure to transmit payment instructions sufficiently in advance.

When I schedule a payment or series of payments, I may obtain a copy of my instructions by printing my instruction screens. In addition, I may use my Computer to view the payments I have scheduled for the future.

Transactions I enter before 2:00 p.m. Eastern Time on a Business Day will be executed on the following Business Day. Transactions I enter after 2:00 p.m. or on a non-Business Day will be executed in two or more Business Days. All transactions will be reflected in my Account records on the Business Day after execution.

6.  CANCELING AND STOPPING PAYMENTS ON-LINE

After payment requests are transmitted, I may use the Home Banking Services to cancel a payment (if, for example, a payment date or a payment amount is incorrect) if the request is transmitted using the Home Banking Services to Intuit at least five Business Days before the payment is scheduled to be made. If my cancellation request is not received at least five Business Days before payment is to be made, I am responsible for the payment.

7.  DATA RECORDING

When I contact Intuit to conduct transactions, the information and email messages I enter will be recorded.

8.  MY RESPONSIBILITY

I am responsible for all transfers and bill payments I authorize using the Home Banking Services. If I permit other persons to use the Home Banking Services or my Home Banking PIN, I am responsible for any transactions they authorize from my linked Accounts.

9.  SHARING OF INFORMATION

In order for me to use the Home Banking Services with my Accounts, I understand that you must make information concerning my Accounts available to Intuit. By using the Home Banking Services, I agree that you may provide this information to Intuit.

10.  TERMINATION

If I terminate the Home Banking Services, I authorize you to continue making transfers and bill payments I have previously authorized until such time as you have had a reasonable opportunity to act upon my termination notice. Once you have acted upon my termination notice, you will make no further transfers or payments from my Accounts using the Home Banking Services, including any transfers or payments I have previously authorized. However, the termination of my Home Banking Services will not terminate any other agreement or service I have with you or close my Accounts.

ADDITIONAL TERMS AND DISCLOSURES APPLICABLE TO ELECTRONIC SERVICES INCLUDING MY VISA(R) GOLD CHECK CARD AND HOME BANKING SERVICES USING QUICKEN(R).

RECORD OF TRANSACTIONS; STATEMENTS

I can get a receipt at the time I make any transfer to or from my Account using an ATM or when I make a Purchase with my Card. I will get a monthly account statement unless there are no transactions in a particular month. In any case, I will get the statement at least quarterly. In addition to reflecting my other Account activity, your statements will include any transfers or bill payments I authorize using the Home Banking Services.

LIABILITY FOR UNAUTHORIZED TRANSFERS

I WILL CONTACT YOU AT ONCE if I believe my Card or PIN or Account Number has been lost or stolen. Telephoning you at the phone number below is the best way of keeping my losses down. I could lose all the money in my Account (plus my maximum line of credit, if I have one).

PURCHASE TRANSACTION

If I tell you within two Business Days after I learn of the loss or theft of my Card or PIN, I will lose no money if someone used my Card for a Purchase without my permission. If I tell you after two Business Days after I learn of the loss or theft of my Card or PIN, I can lose no more than $50 if someone used my Card for a Purchase without my permission.

OTHER TRANSFERS

For other transfers not involving a Purchase with a Card, or if (i) the Card is used at an ATM (ii) use of my Card involved an unauthorized transaction, (iii) you believe I am grossly negligent or (iv) you believe fraud is involved, the following applies:

If I tell you within two Business Days, I can lose no more than $50 if someone used my Card or PIN without my permission. If I believe my Card or PIN has been lost or stolen, and I tell you within two Business Days after I learn of the loss or theft, I can lose no more than $50 if someone used my Card or PIN without my permission. If you can prove you could have stopped someone from using my Card or PIN without my permission if I told you, I could lose as much as $500. If my statement shows transfers that I did not make, I must tell you at once. If I do not tell you within 60 days after the statement was mailed to me, I may not get back any money I lost after the 60 days if you can prove that you could have stopped someone from taking the money if I had told you in time."

If a good reason (such as a long trip or a hospital stay) kept me from telling you, you will extend the time periods.

CONTACT IN EVENT OF UNAUTHORIZED TRANSFER

IF I BELIEVE MY CARD OR PIN HAS BEEN LOST OR STOLEN OR THAT SOMEONE HAS TRANSFERRED OR MAY TRANSFER MONEY FROM MY ACCOUNT WITHOUT MY PERMISSION, I MUST
CALL: 1-800-576-6209 OR WRITE: J.P. MORGAN SERVICES, INC., 500 STANTON-CHRISTIANA ROAD, PCSG-I/OPS3, NEWARK, DELAWARE 19713.

IN CASE OF ERRORS OR QUESTIONS ABOUT MY ELECTRONIC TRANSFERS

I will telephone you at 1-800-576-6209 or write you at: J.P. Morgan Services, Inc., 500 Stanton-Christiana Road, PCSG-I/OPS3, Newark, Delaware 19713, as soon as I can, if I think my statement or receipt contains an error or if I need more information about a transfer listed on the statement or receipt. You must hear from me no later than 60 days after you sent me the FIRST statement on which the problem or error appeared. I must do the following:

   . Tell you my name and account number;

   . Describe the error or the transfer I am unsure about, and explain as clearly as I can why I believe it is an error or why I need more information; and

   . Tell you the dollar amount of the suspected error.

   . If I tell you orally, you may require that I send you my complaint or question in writing within 10 Business Days. You will tell me the results of your investigation within 10 Business Days for ATM Transactions or 20 Business Days for Purchase transactions or any transactions that were made outside of the United States, the Commonwealth of Puerto Rico or any political subdivisions thereof ("International Transactions") after you hear from me and will correct any error promptly. If you need more time, however, you may take up to 45 days for ATM Transactions or 90 days for Purchase or International Transactions to investigate my complaint or question. If you decide to do this, you will credit my Account within 5 business days or if you believe circumstances or my Account history warrants (10 Business Days if it is a ATM Transaction or 20 Business Days if it is a Purchase or International Transaction) for the amount I think is in error, so that I will have the use of the money during the time it takes you

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     to complete your investigation. If you ask me to put my complaint or question in writing and you do not receive it within 10 Business Days (20 days for Purchase or International Transactions) you may not credit my Account.

   . If you decide that there was no error, you will send me a written explanation within three Business Days after you finish your investigation. I may ask for copies of the documents that you used in your investigation.

PREAUTHORIZED CREDITS

If I have arranged to have direct deposits made to my Account at least once every 60 days from the same person or company, I can call you at 1-800-576-6209 to find out whether or not the deposit has been made.

RIGHT TO STOP PAYMENT AND PROCEDURE FOR DOING SO

If I have told you in advance to make regular payments out of my Account, I can stop any of these payments.

I must call you at 1-800-576-6209 or write you at J.P. Morgan Services, Inc., 500 Stanton-Christiana Road, PCSG-I/OPS3, Newark, Delaware 19713, in time for you to receive my request three Business Days or more before the payment is scheduled to be made. If I call, you may also require me to put my request in writing and get it to you within 14 days after I call. You will charge me for each stop-payment order as stated in the appropriate fee schedule.

I will not be able to stop payments on any Card Transactions because these transactions are immediately charged to my Account.

NOTICE OF VARYING AMOUNTS

If these regular payments may vary in amount, the person I am going to pay will tell me, 10 days before each payment, when it will be made and how much it will be. (I may choose instead to get this notice only when the payment would differ by more than a certain amount from the previous payment, or when the amount would fall outside certain limits that I set.)

YOUR LIABILITY FOR FAILURE TO STOP PAYMENT OF PREAUTHORIZED TRANSFER

If I order you to stop one of these payments three Business Days or more before the transfer is scheduled, and you do not do so, you will be liable for my actual losses or damages.

FEES

I agree, in addition to any Account charges, to pay service charges or fees for the privilege of using the Card or Home Banking Services, and you may change the amount of or institute such charges or fees from time to time. I also agree to pay any transaction fees that are charged by third parties such as other financial institutions to use an ATM they own.

YOUR LIABILITY FOR FAILURE TO COMPLETE AN ELECTRONIC FUND TRANSFER TRANSACTION

If you do not complete a transfer or a bill payment to or from my Account on time or in the correct amount according to these terms and conditions with you, you will be liable for my actual losses or damages. However, there are some exceptions. You will not be liable, for instance, if:

   . Through no fault of yours, I do not have enough money in my Account to make the transfer, the money is unavailable or the Account is closed if;

   . The ATM where I am making the transfer does not have enough cash or does not offer the service that I request;

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   . My Card has been reported lost or stolen and I am using the reported Card;

   . You have reason to believe that the Card Transaction request is unauthorized;

   . My attempt to complete a Card Transaction at an ATM or merchant terminal which is not a permissible transaction listed above;

   . The transaction would exceed security limitations on the use of my Card;

   . I have not properly followed software or the Home Banking Services instructions on how to make a transfer or bill payment;

   . I have not given Intuit complete, correct, and current instructions so that the transfer or bill payment can be made;

   . I do not authorize a bill payment soon enough for my payment to be made and properly credited by the payee by the time it is due;

   . Intuit makes a timely bill payment but the payee nevertheless does not credit my payment promptly after receipt;

   . Withdrawals from any of my Accounts have been prohibited by a court order such as a garnishment or other legal process;

   . The ATM, merchant terminal, my Computer, or the Home Banking Services were not working properly and this problem should have been apparent to me when I attempted to authorize a transfer or bill payment;

   . Circumstances beyond Intuit's or your control prevent making a transfer or payment from taking place, despite reasonable precautions that Intuit and you have taken. Such circumstances include telecommunication outages, postal strikes, delays caused by payees, fires, and floods;

   . You had reasonable cause to believe I was trying to defraud you.

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